UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________
SCHEDULE 14A INFORMATION
____________________________________________
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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____________________________________________
JOY GLOBAL INC.
(Exact Name of Registrant as Specified in Its Charter)
 ____________________________________________

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Notice of 2015
Annual Meeting of
Shareholders and
Proxy Statement

JOY GLOBAL INC.
100 E. Wisconsin Avenue, Suite 2780
Milwaukee, Wisconsin 53202
NOTICE OF ANNUAL MEETING
The annual meeting of shareholders of Joy Global Inc. will be held at 100 E. Wisconsin Avenue, 2nd Floor Conference Room, Milwaukee, Wisconsin, on Tuesday, March 10, 2015 at 7:30 a.m. for the following purposes:

1.	to elect nine persons to the Board of Directors:

2.	to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for Fiscal 2015;

3.	to conduct an advisory vote on our named executive officers’ compensation;

4.	to transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.
Shareholders of record at the close of business on January 9, 2015 are entitled to receive notice of and to vote at the annual meeting and any adjournment or postponement of the meeting. A list of shareholders entitled to vote will be available at our headquarters at least 10 days prior to the meeting and may be inspected there during business hours by any shareholder for any purpose germane to the meeting.
Whether or not you plan to attend the meeting, it is important that your shares be represented and voted at the annual meeting. We urge you to vote your shares at your earliest convenience by submitting your proxy by Internet, telephone, or by marking, signing, and dating the enclosed proxy card and returning it in the enclosed envelope. If you decide to attend the annual meeting, you will be able to vote in person, even if you have previously submitted your proxy.

By order of the Board of Directors,

Sean D. Major
Executive Vice President,
General Counsel and Secretary

February 2, 2015

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on March 10, 2015. Our proxy statement and 2014 annual report to shareholders are available at
http://investors.joyglobal.com/financials.cfm.

INFORMATION ABOUT THIS PROXY SOLICITATION
This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Joy Global Inc., a Delaware corporation (the “corporation” or the “company”), for use at the 2015 annual meeting of shareholders to be held at 100 E. Wisconsin Avenue, 2nd Floor Conference Room, Milwaukee, Wisconsin, on Tuesday, March 10, 2015 at 7:30 a.m. and at any adjournment or postponement of the annual meeting. The proxy statement, proxy card, and annual report are being mailed to shareholders on or about February 2, 2015.
Proxies
Properly signed and dated proxies received by the Secretary prior to or at the annual meeting will be voted as instructed on the proxies or, in the absence of such instruction, in accordance with the Board's recommendations stated below. At the 2015 annual meeting, shareholders will be asked to take the following actions:

Shareholder Actions
Company Proposals	Board Recommendation	Page Reference
Election of Directors	For each nominee	6
Ratification of appointment of our independent registered public accounting firm	For	11
Advisory vote on our named executive officers’ compensation	For	12
Election of Directors (Proposal 1)
This proxy statement contains important information about the qualifications and experience of each of the director nominees who you are asked to elect. The Human Resources and Nominating Committee performs an annual assessment to see that our directors have the skills and experience to effectively oversee our management and operations. The Board of Directors has determined that each of its nominees possesses the required qualifications, experience, commitment, and integrity necessary for continued service on the Board of Directors.
Ratification of Appointment of Independent Registered Public Accounting Firm (Proposal 2)
As a matter of good corporate governance, we ask that our shareholders ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for Fiscal 2015. Set forth below is a summary of fees paid to Ernst & Young for services provided in Fiscal 2014 and Fiscal 2013.

(in millions)
	2014	2013
Audit Fees	$3.08	$3.20
Audit-Related Fees	—	—
Tax Fees	0.32	0.52
Total	$3.40	$3.72
Advisory Vote on Our Named Executive Officers’ Compensation (Proposal 3)
For the fifth consecutive year, our shareholders are being asked to cast a non-binding advisory vote on our named executive officers’ compensation. We are gratified that shareholders have overwhelmingly supported our executive compensation program over the last four years, with this proposal receiving the affirmative vote of 98%, 95%, 97% and 96% of votes cast by shareholders at the 2014, 2013, 2012 and 2011 annual meetings, respectively. In evaluating this proposal, we recommend that you review our Compensation Discussion and Analysis, which explains how and why the Human Resources and Nominating Committee arrived at its executive compensation actions and decisions for Fiscal 2014.
Revocation of Proxies
Any proxy may be revoked by the person executing it at any time before the polls close at the annual meeting by filing with the Secretary a written revocation or a duly executed form of proxy bearing a later date, or by voting in person at the annual meeting. The Board of Directors has appointed a representative of Broadridge Financial Solutions to act as an independent inspector at the annual meeting.
Record Date, Shares Outstanding and Quorum
Shareholders of record of our common stock, par value $1.00 per share (the “Common Stock”), at the close of business on January 9, 2015 (the “Record Date”) may vote on all matters presented at the annual meeting. As of the Record Date, 97,371,112 shares of Common Stock were outstanding and entitled to vote at the annual meeting. Each share of Common Stock is entitled to one vote.
A quorum is required to transact business at our annual meeting. Holders of at least a majority of the shares of our Common Stock must be present at the annual meeting in person or by proxy to constitute a quorum. Abstentions, shares for which authority is withheld to vote for director nominees, and broker non-votes (i.e., proxies from brokers or nominees regarding proposals for which such broker or nominee lacks discretionary voting authority where the beneficial owners or other persons entitled to vote have not provided voting instructions) will be considered present for the purpose of establishing a quorum. Once a share is represented at the annual meeting, it is deemed present for quorum purposes throughout the meeting, including any adjourned meeting, unless a new record date is set for the adjourned meeting.
If less than a majority of the outstanding shares of Common Stock are present or represented by proxy at the meeting, a majority of the shares that are present or represented by proxy at the meeting may adjourn the meeting from time to time without further notice.

Required Vote
Proposal 1: Election of Directors. In September 2013, the Board of Directors amended our bylaws to adopt a majority voting standard for the election of directors in uncontested elections. Under this standard, beginning at the 2014 annual meeting, directors were elected by the affirmative vote of a majority of votes cast. A “majority” of votes cast means that the number of votes “for” the election of a director nominee exceed the number of votes “withheld” with respect to such nominee. If an incumbent director in an uncontested election is not elected, he or she would be required to promptly tender his or her resignation to the Board of Directors. In the event of a contested election, which is one in which the number of candidates exceed the number of directors to be elected, the individuals receiving the largest number of votes will be elected up to the maximum number of directors to be chosen in the election.
Any shares not voted due to abstention or broker non-vote will not affect the election of directors. If you hold your shares in “street name,” your broker or other nominee will not have discretionary authority to vote your shares if you do not provide instructions as to how your shares should be voted on this proposal.
Proposal 2: Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for Fiscal 2015. The affirmative vote of a majority of the shares of Common Stock that are present in person or represented by proxy and entitled to vote at the meeting is required to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending October 30, 2015. Any shares present and not voted, whether by abstention or otherwise, will have no effect on the vote to ratify the appointment of our independent registered public accounting firm. If you hold your shares in “street name,” your broker or other nominee will have discretionary authority to vote your shares if you do not provide instructions as to how your shares should be voted on this proposal.
Proposal 3: Advisory vote on our named executive officers’ compensation. At the 2011 annual meeting, shareholders expressed their preference for conducting annual advisory votes on our named executive officers’ compensation. Consistent with this preference, the Board of Directors determined that such votes will occur annually. This vote permits shareholders to express their approval or disapproval of our executive compensation practices for our named executive officers, as disclosed in this proxy statement. Although the outcome of this vote is not binding on us, we will consider the outcome of this vote when developing our compensation policies and practices, and when making compensation decisions in the future. Any shares present and not voted, whether by broker non-vote, abstention, or otherwise, will have no effect on this advisory vote regarding our named executive officers’ compensation. If you hold your shares in “street name,” your broker or other nominee will not have discretionary authority to vote your shares if you do not provide instructions as to how your shares should be voted on this proposal.

PROPOSAL #1: ELECTION OF DIRECTORS
The Board of Directors consists of nine members. All members of the Board of Directors are elected by the holders of Common Stock at each annual meeting. The following table shows certain information, including the principal occupation and recent business experience for each of the nine individuals nominated by the Board of Directors for election at the 2015 annual meeting. All of the nominees are presently directors whose terms expire in 2015 and who are nominated to serve terms ending at the 2016 annual meeting following the election and qualification of their successors.
If an incumbent director nominee receives a greater number of votes “withheld” than “for” in an uncontested election, the director must promptly tender his resignation for consideration by the Human Resources and Nominating Committee and the Board (with the affected director recusing himself from the deliberations). The Board will be free to accept or reject the resignation and will disclose its decision within 90 days of certification of the vote results. If a director’s resignation is accepted by the Board, or if a new nominee for director is not elected, then the Board may fill the resulting vacancy. If a director’s resignation is not accepted by the Board, the director will continue to serve until the 2016 annual meeting and until the election and qualification of his successor.
The Board of Directors believes that each of its nominees possesses the required qualifications, including the experience, knowledge, education, skills, and character necessary for continued service on the Board of Directors. Through their prior experience on our Board of Directors and in our industry, each nominee is well-versed in our operations, markets and strategy, as well as with the duties and responsibilities of serving as a director of a public company in our industry. In addition, the nominees are familiar with the governance requirements applicable to public companies through experience serving in management or as directors of other publicly traded companies. The Board of Directors believes that each nominee’s experience and personal qualities will permit each nominee to make a substantial and active contribution to Board deliberations. If, for any unforeseen reason, any of these nominees should not be available for election, the proxies will be voted for such person or persons as may be nominated by the Board of Directors.

Board Nominees
		Director Since		Experience/Qualifications
Name	Age		Principal Occupation		Independent	Committees
Edward L. Doheny II	52	2013	President and Chief Executive Officer	Leadership	No	Executive
			Joy Global Inc.	•Industry
				•Global
				•Governance

Steven L. Gerard	69	2001	Chairman and Chief Executive Officer	•Leadership	Yes	HRN(1)
			CBIZ, Inc.	•Accounting		Executive
				•Governance
				•Industry

Mark J. Gliebe	54	2014	Chairman and Chief Executive Officer	•Leadership	Yes	HRN(1)
			Regal Beloit Corporation	•Industry
				•Global
				•Governance

Board Nominees
		Director Since		Experience/Qualifications
Name	Age		Principal Occupation		Independent	Committees

John T. Gremp	63	2011	Chairman, President and Chief Executive Officer	•Leadership	Yes	HRN(1)
			FMC Technologies, Inc.	•Industry
				•Global
				•Governance
John Nils Hanson	73	1996	Chairman	•Leadership	Yes	Executive
			Joy Global Inc.	•Industry
				•Global
				•Governance

Gale E. Klappa	64	2006	Chairman and Chief Executive Officer	•Leadership	Yes	Audit
			Wisconsin Energy Corporation	•Accounting
				•Finance
				•Industry
				•Governance
Richard B. Loynd	87	2001	President	•Governance	Yes	HRN(1)
			Loynd Capital Management	•Leadership		Executive
				•Industry
P. Eric Siegert	49	2001	Senior Managing Director	•Accounting	Yes	Audit
			Houlihan, Lokey, Howard & Zukin	•Finance
				•Industry
James H. Tate	67	2001	Independent Consultant	•Accounting	Yes	Audit
				•Finance
				•Industry
(1) Human Resources and Nominating Committee
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF EDWARD L. DOHENY II, STEVEN L. GERARD, MARK J. GLIEBE, JOHN T. GREMP, JOHN NILS HANSON, GALE E. KLAPPA, RICHARD B. LOYND, P. ERIC SIEGERT, AND JAMES H. TATE TO SERVE AS A DIRECTOR AND TO HOLD OFFICE UNTIL OUR 2016 ANNUAL MEETING OF SHAREHOLDERS AND UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED, OR UNTIL THEIR EARLIER DEATH, RESIGNATION, OR REMOVAL.

Director Since

Edward L. Doheny II
President, Chief Executive Officer and a director since December 2013. Previously, Mr. Doheny served as the Executive Vice President of the corporation and President and Chief Operating Officer of its Underground Mining Machinery business from 2006 to 2013. Prior to joining Joy Global, Mr. Doheny spent 21 years with Ingersoll-Rand Co. in a series of senior executive positions of increasing responsibility, including President of Industrial Technologies from 2003 to 2005 and previously as President of the Air Solutions Group. Mr. Doheny also serves as a director of John Bean Technologies Corporation. He is 52.

Mr. Doheny’s experience with the company and in our industry, including his current leadership of the corporation, led the Board to conclude that he should continue to serve as a director.
2013

Steven L. Gerard
Chairman and Chief Executive Officer of CBIZ, Inc., a leading provider of integrated business services and products headquartered in Cleveland, Ohio. Mr. Gerard has served as Chief Executive Officer and a director since 2000 and as Chairman since 2002. Mr. Gerard is also a director of Lennar Corporation and the Las Vegas Sands Corporation. He is 69.

Mr. Gerard’s experience as a director since 2001, his service as our Lead Independent Director and member of our Human Resources and Nominating Committee and his prior service as a member of our Audit Committee, in addition to his 24 years of significant experience in senior management, including as a chief executive officer and director of other public companies, led the Board to conclude that he should continue to serve as a director.
2001

Mark J. Gliebe
Mr. Gliebe is the Chairman Chief Executive Officer of Regal Beloit Corporation, which is a global manufacturer of electric motors and controls, electric generators and controls and mechanical motion control products. Mr. Gliebe has served as Chief Executive Officer of Regal Beloit since May 2011 and as Chairman since January 2012. Prior to assuming these roles, Mr. Gliebe served as President and Chief Operating Officer of Regal Beloit from December 2006 to May 2011 and Vice President and President-Electric Motors Group from January 2005 to December 2005. Prior to joining Regal Beloit, Mr. Gliebe was employed by General Electric Company from 2000 to 2004 as the General Manager of GE Motors & Controls in the GE Consumer & Industrial business unit. He is 54.

The Board believes Mr. Gliebe should continue to serve on the Board of Directors based on his experience and perspectives as an incumbent Chief Executive Officer of a leading global manufacturing business, his significant experience in operations and manufacturing, and his significant knowledge and understanding of our business and industry.
2014

Director Since

John T. Gremp
Chairman, President and Chief Executive Officer for FMC Technologies, Inc. Mr. Gremp has served as Chief Executive Officer of FMC Technologies, Inc., a major manufacturer of oilfield equipment since March 2011 and as Chairman since November 2011. Mr. Gremp previously served as President and Chief Operating Officer from April 2010 to February 2011 and as Executive Vice President of FMC Technologies’ Energy Systems business from January 2007 to March 2010. He served as Vice President of FMC Technologies’ Energy Production Systems business from 2004 to December 2006. Mr. Gremp previously served in a series of management positions of increasing responsibility after joining the company in 1975. He has served as a director of FMC Technologies, Inc. since 2011. He is 63.

The Board believes Mr. Gremp should continue to serve on the Board of Directors based on his service to date and his experience as the Chief Executive Officer of a large, publicly traded company that designs and manufactures equipment used in the energy industry. In making this determination, the Board also considered Mr. Gremp’s operations management experience, which includes prior leadership of each of FMC Technologies’ business segments, and his knowledge and understanding of the financial, regulatory, legal and accounting issues affecting public companies of our size, and his management experience of international companies.
2011

John Nils Hanson
Chairman. Mr. Hanson has served as our Chairman since 2000. He previously served as our President and Chief Executive Officer from 1999 to 2006. Mr. Hanson ran a series of industrial product and capital goods businesses before joining Joy Technologies Inc. in 1990, where he served as President of the Underground Mining Machinery Division until its acquisition by us in 1995. He has a Ph.D. in nuclear engineering/reactor physics. Mr. Hanson has also served as a director of Arrow Electronics, Inc. since 1998. He is 73.

The Board believes that Mr. Hanson should continue to serve on the Board of Directors based on his leadership of the Board through 13 years of significant growth, his seven years of experience as our Chief Executive Officer, and his significant knowledge and deep understanding of our business and industry.
1996

		Director Since

Gale E. Klappa
Chairman and Chief Executive Officer of Wisconsin Energy Corporation, a Milwaukee-based holding company with subsidiaries in utility and non-utility businesses since 2004. Mr. Klappa has more than 20 years of experience working at a senior executive level in the public utility industry, including service as the Executive Vice President, Chief Financial Officer and Treasurer of The Southern Company. Since 2010, Mr. Klappa has also served as a director of Badger Meter, Inc., a publicly traded leader in the development and manufacture of flow management solutions. He is 64.

Mr. Klappa’s experience as Chief Executive Officer of a publicly traded company and service as Chair of our Audit Committee, coupled with his industry knowledge and understanding of public company financial statement requirements led the Board to conclude that he should continue serving as a director.
		2006

Richard B. Loynd	President of Loynd Capital Management. Mr. Loynd has previously served as Chairman and/or Chief Executive Officer, or as a director, of a number of public companies doing business in the industrial and consumer product areas. He is 87. Mr. Loynd’s service as chair of our Human Resources and Nominating Committee and as our Lead Independent Director from 2007 to 2013, coupled with his deep understanding of our operations, industry, markets and management, and his 50 years of experience as a senior executive, led the Board to conclude that he should continue to serve as a director.	2001

P. Eric Siegert	Senior Managing Director of Houlihan Lokey Howard & Zukin, an international investment banking firm. He is 49. Mr. Siegert’s service as a director since 2001, his service on the Audit Committee, and his significant understanding of financial matters and public company financial statement requirements led the Board to conclude that he should continue serving as a director.	2001

James H. Tate
Independent consultant. From 2005 to 2006, Mr. Tate was Executive Vice President, Chief Administrative Officer, and Chief Financial Officer of TIMCO Aviation Services, Inc. Mr. Tate also served as our acting Chief Financial Officer from March 4, 2008 to December 9, 2008. Mr. Tate’s career includes 18 years as an accountant with Ernst & Young, LLP, including six years as an audit partner. He is 67.

Mr. Tate’s service as a director since 2001, his many years of experience as a member of the Audit Committee, and as acting Chief Financial Officer during 2008, coupled with his industry knowledge and understanding of financial matters, led the Board to conclude that he should continue serving as a director.
		2001

PROPOSAL #2: RATIFICATION OF THE APPOINTMENT OF OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board of Directors has appointed Ernst & Young LLP as our independent registered public accounting firm (“Independent Auditor”) for the fiscal year ending October 30, 2015. Ernst & Young has been our Independent Auditor since Fiscal 2002. For additional information regarding our relationship with Ernst & Young, please refer to the Audit Committee Report on page 65 and the Audit Fees disclosure on page 67.
Although ratification is not required under our Certificate of Incorporation, bylaws, Audit Committee Charter, or otherwise, the Board of Directors is submitting the selection of the Independent Auditor to shareholders for ratification as a matter of corporate governance practice. A representative of the Independent Auditor is expected to be present at the 2015 annual meeting. The representative will have the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate shareholder questions at the meeting.
If the shareholders do not approve the appointment of the Independent Auditor for Fiscal 2015, the adverse vote will be considered a direction to the Audit Committee to consider other auditing firms for Fiscal 2016. However, the Audit Committee will still have discretion to determine which audit firm to appoint for Fiscal 2016 and, due to the difficulty in making a substitution of auditing firms so long after the beginning of the current fiscal year, the appointment for Fiscal 2015 will stand unless the Audit Committee finds other good reason for making a change. If the shareholders ratify the appointment of the Independent Auditor, the Audit Committee may, in its discretion, select a different auditing firm at any time during the year if it determines that such a change would be in the best interests of us and our shareholders.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ADOPTION OF PROPOSAL #2 TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2015.

PROPOSAL #3: ADVISORY VOTE ON OUR NAMED EXECUTIVE OFFICERS’
COMPENSATION
At the 2011 annual meeting, our shareholders expressed their preference that we conduct annual non-binding advisory votes on executive compensation. Consistent with this preference, we are providing shareholders with the opportunity to cast a non-binding advisory vote on our named executive officers’ compensation, as disclosed in this proxy statement.
We believe our executive compensation and compensation policies and practices are focused on pay-for-performance principles, reflect a strong alignment with the interests of our long-term shareholders, assist us in hiring, retaining, and incentivizing our executive officers, and are reasonable in comparison to the compensation practices of our competitors and other manufacturing companies of similar size and complexity. We also believe that our compensation policies and programs and Fiscal 2014 compensation decisions, as each is described in this proxy statement, appropriately reward our named executive officers for our performance and for their individual performance. You are strongly encouraged to read the full details of our compensation policies and programs under “Executive Compensation” below.
Because this vote is advisory, it will not be binding on the Board of Directors or the Human Resources and Nominating Committee, nor will it overrule any prior decision or require the Board or Committee to take any action. However, the Board and the Human Resources and Nominating Committee will review the voting results and may consider the outcome of the vote when making future decisions about executive compensation programs.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR OUR NAMED EXECUTIVE OFFICERS’ COMPENSATION.

CORPORATE GOVERNANCE
Board of Directors Structure and Operations
The Board of Directors is responsible for the oversight of the management and direction of the corporation and for establishing broad corporate policies. The Board’s approach to corporate governance is reflected in our Corporate Governance Principles and the structure of Board committees that operate under written charters. The Corporate Governance Principles and charters for the Board’s three standing committees – Audit, Human Resources and Nominating, and Executive – may be viewed on our website: www.joyglobal.com.
The Board of Directors is comprised of nine directors. The Board determined that all directors other than Mr. Doheny are independent under New York Stock Exchange listing standards. The Board completed a self-assessment of Board performance for Fiscal 2014.
Board Leadership Structure
The Board of Directors determines the most suitable leadership structure from time to time. Our bylaws provide that the offices of Chief Executive Officer and Chairman of the Board are separate positions, but may be held by the same person. Currently, Edward Doheny serves as our Chief Executive Officer. John Hanson, our former Chief Executive Officer who retired in 2007, serves as Chairman of the Board, and Steven Gerard serves as our Lead Independent Director. In 2007, the Board appointed a Lead Independent Director at a time when Mr. Hanson was not considered to be an independent director due to his prior employment as our Chief Executive Officer. Notwithstanding that Mr. Hanson is independent under New York Stock Exchange listing standards, the Board has elected to retain our existing leadership structure and division of responsibilities between the positions of Chairman and Lead Independent Director, and the separation of these positions from the position of Chief Executive Officer. The Board of Directors concluded that this leadership structure and division of responsibilities between the positions of Chairman, Lead Independent Director, and Chief Executive Officer has served us well in the past and we anticipate maintaining this structure for the current year.
The Lead Independent Director’s responsibilities include:

•	leading meetings of the independent directors, including executive sessions of the independent directors held in conjunction with meetings of the full board of directors;

•	calling meetings of the independent directors and setting the agenda for such meetings;

•
briefing the Chief Executive Officer and any other director not participating in a meeting of independent directors regarding matters discussed in the executive sessions or meetings of the independent directors, and reporting back to the independent directors as appropriate;

•	soliciting suggestions from management on matters that they would like the independent directors to review or act upon in their meetings or executive sessions;

•	chairing meetings of the Board when the Chairman is not in attendance;

•	acting as representative or spokesman for the independent directors where advisable in communications with shareholders, other stakeholders or the media; and

•	generally acting as liaison among the directors and with management.

Risk Management
As stated in our Corporate Governance Principles, the Board of Directors is responsible for assessing the major risks facing us and for reviewing options to mitigate such risks as part of its general oversight duties. In executing this responsibility, the Board has delegated authority to the Audit Committee to directly oversee our major financial risk exposures and the steps management has taken to monitor and control such exposures, including risk assessment, internal control, management of financial risks, and risk management policies generally. It is the role of management to present these and other material risks in a clear and understandable manner as part of its broader responsibility to keep the Board of Directors well-informed on all matters of significance to the corporation. We believe that our current leadership structure facilitates this clear delineation of responsibility with respect to our risk management process.
Meetings
The Board of Directors held nine meetings during Fiscal 2014. Each incumbent director who served on the Board during Fiscal 2014 attended at least 89% of the Board meetings and committee meetings of which he was a member that were held during the fiscal year. The Board of Directors met without the Chief Executive Officer four times in Fiscal 2014. With the exception of Mr. Tate, each person serving as a director at the time of the 2014 annual meeting attended the 2014 annual meeting. We expect all directors to attend the 2015 annual meeting.
Communications
Shareholders, employees, and other interested parties may communicate with the Board of Directors, a committee of the Board, or particular directors by sending communications in care of the Secretary at Joy Global Inc., 100 E. Wisconsin Avenue, Suite 2780, Milwaukee, Wisconsin 53202. Shareholders, employees, and other interested parties also may submit communications electronically at http://investors.joyglobal.com/interestedparties.cfm. The Secretary will forward all such communications to the Board of Directors, the applicable committee, or to particular directors as appropriate. Communications intended as or relating to shareholder proposals pursuant to Rule 14a-8 under the Exchange Act must be addressed to the Secretary as specified under the heading “Submission of Shareholder Proposals” below.
Governance, Ethics, and Communications Policies
Corporate Governance Principles
The Board of Directors has adopted Corporate Governance Principles to set forth its guiding principles concerning our governance practices relating to the size and function of the Board of Directors. The Corporate Governance Principles address, among other items, the Board’s principles regarding director independence, the functions of the Chairman and Lead Independent Director, executive sessions of independent directors, committee structure and responsibilities, evaluations of the board and the Chief Executive Officer, succession planning, and management responsibilities. You may find our Corporate Governance Principles on our website, www.joyglobal.com, under the Corporate Governance tab of the Investor Center page.
Code of Ethics
The Board of Directors has adopted a Code of Ethics applicable to the Chief Executive Officer and senior financial officers, including the Chief Financial Officer and Chief Accounting Officer. The most recent version of the Code of Ethics, which is consistent with SEC regulations and New York Stock Exchange listing standards, is available on our website at www.joyglobal.com, under the Corporate Governance tab of the Investor Center page. In the event of any amendment to, or waiver from, a provision of the Code of Ethics, we will promptly post the date and nature of such amendment or waiver, as well as related information, on our website.
Worldwide Business Conduct Policy and Employee Training and Certification
The Board of Directors has adopted the Joy Global Inc. Worldwide Business Conduct Policy, which governs the actions of all officers, employees, and directors of Joy Global and our subsidiaries. The Worldwide Business Conduct Policy is designed to foster compliance with all applicable legal requirements and to reflect our commitment to the highest principles of business ethics and integrity. The Worldwide Business Conduct Policy is published in the primary language of the countries in which we operate and is made available to all employees. The Worldwide Business Conduct Policy is available on our website, www.joyglobal.com, under the Corporate Governance tab of the Investor Center page.
We require U.S. full-time salaried employees who are not members of a collective bargaining group, equivalent employees outside of the United States, and certain third parties worldwide to complete the Joy Global Inc. Worldwide Business Conduct Policy Training and Certification Program on an annual basis. This program includes completion of online ethics training and certification that the employee or third party has reviewed the Worldwide Business Conduct Policy and has disclosed all known violations of this policy to management. The online ethics training provides guidance on how to properly identify potential Worldwide Business Conduct Policy violations and appropriately respond to possible violations. In Fiscal 2014, approximately 6,000 employees and third parties completed the mandatory program, which was conducted in the primary language of the countries where those employees and such third parties were required to participate.
In addition, all members of our Board of Directors annually certify that they have complied with the Worldwide Business Conduct Policy.
Employee Hotline
Communications from employees regarding accounting, internal accounting controls, auditing matters, or any violation of the Joy Global Inc. Worldwide Business Conduct Policy may be directed to the Secretary, or may be made anonymously through the Joy Global Inc. Employee Hotline. Employees may access the Employee Hotline 24 hours a day, seven days a week through a toll-free number or by making an online report with our third-party Employee Hotline service provider. We prohibit retaliation against any employee who raises a good faith concern regarding compliance with the Worldwide Business Conduct Policy or any other corporate governance policy.
Committees
The Board’s standing committees are the Audit Committee, the Human Resources and Nominating Committee, and the Executive Committee. In addition, the Board may from time to time authorize additional ad hoc committees, as it deems appropriate.

Audit Committee and Audit Committee Financial Expert
The Audit Committee is a separately designated committee of the Board, established in accordance with Section 3(a)(58)(A) of the Exchange Act. Current members of the Audit Committee are Gale E. Klappa (Chair), P. Eric Siegert, and James H. Tate. The Board of Directors has determined that Messrs. Klappa and Tate are each audit committee financial experts within the meaning of SEC rules. The Board of Directors has also determined that all members of the Audit Committee are independent and financially literate under New York Stock Exchange Listed Company Manual Sections 303A.02 and 303A.07, respectively.
The Audit Committee has the sole authority to appoint and replace the Independent Auditor and is directly responsible for the compensation and oversight of the Independent Auditor. The Audit Committee met nine times during Fiscal 2014. The primary function of the Audit Committee is to assist the Board in monitoring:

(1)	the integrity of our financial statements, including our internal control over financial reporting;

(2)	the Independent Auditor’s qualifications and independence;

(3)	the performance of our internal audit function and the Independent Auditor;

(4)	our overall risk management profile, including risk assessment, management of financial risks, and risk management policies; and

(5)	compliance with legal and regulatory requirements.
Human Resources and Nominating Committee
Current members of the Human Resources and Nominating Committee are Richard B. Loynd (Chair), Steven L. Gerard, and John T. Gremp. The Human Resources and Nominating Committee met six times during Fiscal 2014. The Board of Directors has determined that all members of the Human Resources and Nominating Committee are independent under New York Stock Exchange Listed Company Manual Section 303A.02.
The primary functions of the Human Resources and Nominating Committee are to:

(1)	develop and recommend to the Board corporate governance principles;

(2)	review management staffing and make recommendations to the Board;

(3)	review and approve management compensation programs;

(4)	administer our equity and incentive compensation plans;

(5)	evaluate the Board and management;

(6)	evaluate Board practices and make recommendations to the Board;

(7)	develop and recommend qualifications for directors to the Board;

(8)	manage a process for identifying and evaluating director nominees;

(9)	evaluate and recommend to the Board director nominees; and

(10)	develop and recommend to the Board director compensation programs.

The Human Resources and Nominating Committee will consider director candidates recommended by shareholders. Shareholder nominations of directors for election at an annual meeting of shareholders must be directed to our principal executive offices, 100 E. Wisconsin Avenue, Suite 2780, Milwaukee, Wisconsin 53202, to the attention of the Secretary, not less than 90 days before nor more than 120 days before the first anniversary of the preceding date of the previous year’s annual meeting. A shareholder nomination of a director candidate must comply with, and contain all of the information specified in, our bylaws.
When reviewing director candidates, the Human Resources and Nominating Committee is directed by our Corporate Governance Principles to consider the following qualifications for service as a director:

(1)
the background, experience, skills and education of the candidate, which shall include, but not be limited to, consideration of public company experience, industry background, international experience, leadership, diversity (viewed comprehensively, including with respect to background, experience, skill, education, age, gender, race, ethnicity and national origin), capital markets, accounting, legal or regulatory expertise and other qualities it deems important to enhance the ability of the Board of Directors to manage and direct our affairs;

(2)	ability to comprehend and advise with respect to our goals and strategy and ability to effectively oversee management’s actions to implement a strategic plan to accomplish our goals;

(3)	a history of conducting his or her professional and personal affairs with the utmost integrity and observing the highest standards of values, character, and ethics; and

(4)
a willingness to invest the time necessary to prepare for Board and committee meetings, to attend Board and committee meetings, to be present at annual shareholder meetings, and to be available for consultation with other directors and executive management.

The Human Resources and Nominating Committee also believes that it is generally desirable for all non-employee directors to be able to satisfy the criteria for independence established by the SEC and New York Stock Exchange listing standards. The Board of Directors has determined that each director, other than Mr. Doheny, is a non-employee director and is independent under New York Stock Exchange listing standards.
The Human Resources and Nominating Committee and the Board of Directors have also developed procedures for identifying and evaluating persons recommended to be nominated for election as directors, including nominees recommended by shareholders. Under these procedures, the Committee will, among other things:

(1)	review the qualifications and performance of incumbent directors to determine whether the Committee recommends that they be nominated for a further term;

(2)	investigate and review the backgrounds and qualifications of candidates recommended by shareholders, management, or other directors to determine their eligibility to be nominated to become directors;

(3)	consider the appropriateness of adding additional directors to the Board; and

(4)	interview candidates for nomination.
In evaluating candidates for the Board of Directors, the Human Resources and Nominating Committee considers the qualifications discussed above. The Human Resources and Nominating Committee will seek to include diverse candidates meeting these qualifications, including women and minority candidates, in the pool of candidates from which it recommends director nominees, consistent with applicable law and the exercise of its fiduciary duties. In addition, if the committee engages a director search firm or other professional to assist in the identification of director nominees, it will provide instructions that diverse candidates meeting our director qualification standards be identified in the candidate pool. The Committee intends to monitor this issue over time.
Executive Committee
Current members of the Executive Committee are John Nils Hanson (Chair), Edward L. Doheny, Steven L. Gerard, and Richard B. Loynd. The Executive Committee may act upon a matter when it determines that prompt action is in the best interests of the corporation and it is not feasible to call a meeting of the full Board. In connection with the performance of its responsibilities, the Executive Committee has all powers of the Board of Directors, except as prohibited by law or otherwise limited by our Certificate of Incorporation or bylaws or by Board resolution.
In addition, the Executive Committee possesses authority to consider specific proposals to:

(1)	modify the corporation’s capital structure;

(2)	acquire or divest businesses;

(3)	acquire a company;

(4)	make significant investments in the corporation; or

(5)	entertain strategic alliances with the corporation.
The Executive Committee does not have regularly scheduled meetings and did not meet during Fiscal 2014.

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis discusses the compensation policies and determinations that apply to our named executive officers. These policies and determinations are established by the Human Resources and Nominating Committee of our Board of Directors, which we refer to in this Compensation Discussion and Analysis as the Committee.

This discussion and analysis contains a discussion of our compensation philosophy, including our emphasis on performance-based compensation, the role of the Committee, the process through which compensation is determined, and the components of our compensation program for our named executive officers. When we refer to our named executive officers, we are referring to the following individuals whose Fiscal 2014 compensation is set forth below in the Summary Compensation Table and subsequent compensation tables:

•	Edward L. Doheny II, our President and Chief Executive Officer;

•	James M. Sullivan, our Executive Vice President and Chief Financial Officer;

•	Randal W. Baker, our Executive Vice President and Chief Operating Officer;

•	Sean D. Major, our Executive Vice President, General Counsel and Secretary;

•	Johannes S. Maritz, our Executive Vice President, Human Resources; and

•	Michael W. Sutherlin, our retired President and Chief Executive Officer.
Overview of Executive Compensation Policies and Fiscal 2014 Compensation

Our Compensation Philosophy, Policies and Practices

Executive Compensation Philosophy

Our goal is to retain and attract experienced and talented executive officers and to motivate them to achieve our short-term and long-term operational and strategic objectives that produce and promote shareholder value. To achieve this goal, we seek to provide opportunity for our executive officers and other senior managers to earn compensation that is competitive with other manufacturing companies of comparable size, global reach and complexity. In addition, we strongly emphasize a culture of pay for performance in order to provide incentives and accountability for our executive officers and other senior managers in working toward the achievement of our strategic and operational objectives. Accordingly, we have designed our incentive programs with the goal of ensuring that actual realized pay varies above or below targeted compensation opportunity based on achievement of challenging performance goals and demonstration of outstanding personal commitment and contribution.

Pay for Performance

Because our executive officers have primary responsibility for developing and executing our short- and long-range business strategy, they have the greatest impact on our performance and should be held most accountable for results. Our executive compensation program is therefore designed to increase the proportion of “at-risk” pay as a percentage of total compensation as an executive’s responsibilities increase. We consider at-risk pay to include annual cash incentive awards and long-term equity awards and believe that such compensation should significantly exceed our named executive officers' base salary. Targets are set for both the annual cash incentive and performance share awards at levels that will reward our executive officers for the achievement of outstanding and sustained Company performance over time. We believe this emphasis on performance-based compensation as the most significant aspect of our executive officers’ compensation package aligns the interests of our executives and shareholders and provides strong incentives to these individuals to execute our corporate strategy and improve our overall performance.

Compensation Governance Practices

Our executive compensation programs include the following governance best practices:

•
Executive Employment Agreements. We do not maintain employment agreements with our named executive officers that entitle them to minimum base salaries, guaranteed bonuses or guaranteed levels of equity or other incentives.

•
Equity Grant Practices. We conduct an annual compensation review each December at which the Committee grants equity awards. With the exception of new hire grants and grants made in Fiscal 2013 in connection with our executive leadership succession process, our practice is to grant equity awards only as part of this annual compensation process. Stock option grants are never backdated and are issued with an exercise price equal to the fair market value of our Common Stock on the date of the grant. Stock options may not be repriced without shareholder approval, other than pursuant to an adjustment that affects all shares of our Common Stock.

•
Executive Stock Ownership Levels. Since Fiscal 2010, all of our equity award agreements have contained provisions limiting the ability of our executive officers to sell our Common Stock unless they have satisfied stock ownership requirements. Under these requirements, our Chief Executive Officer is expected to own shares having a market value equal to at least five times his base salary and our other executive officers are expected to own shares having a market value equal to at least two and one-half times their base salaries. Unless these ownership levels are satisfied, at the time a trade is executed our Chief Executive Officer and other executive officers are required to retain shares of our Common Stock having a market value at least equal to 50% and 25%, respectively, of pre-tax compensation realized upon payment of any performance shares, exercise of any stock options or settlement of any restricted stock units.

•
Ability to “Claw Back” Equity Awards. Since Fiscal 2011, all of our equity award agreements have contained “clawback” provisions pursuant to which we may seek to recover equity-based compensation from any current or former named executive officer if we are required to restate any previously issued financial statements due to material non-compliance with any financial reporting requirement under the federal securities laws.

•
Performance Awards - No Dividend Accrual. Performance share payouts are based solely on achievement of stated performance criteria. We do not pay dividends or dividend equivalents on performance shares during the three-year performance cycle.

•
Tax Treatment of Perquisites. In Fiscal 2013 we eliminated tax-gross ups for personal income taxes incurred from the receipt of most perquisites. In January 2015 we also eliminated tax gross-ups for club initiation fees and personal use of corporate aircraft. In the future, we only expect to provide gross ups for personal income taxes incurred in connection with our broad-based relocation program.

•
No Gross-ups on Severance Payments. Our change of control agreements with our named executive officers do not provide for “golden parachute” or other excise tax reimbursements on severance payments. These agreements also permit the executive to elect to receive a lower payment from us if it would result in the executive receiving a higher payment after application of federal excise taxes.

•
Compensation Program Risk Assessment. We annually evaluate our compensation practices for potential risks. We do not believe that our compensation policies or practices present risks that may have a material adverse effect on our business, results of operations, or liquidity.

•	Independent Compensation Consultant. The Committee has retained an independent compensation consulting firm that does not provide any other services to the Company.

Consideration of Prior Shareholder Advisory Votes on Executive Compensation

We also have considered the views of our shareholders, as expressed through their annual advisory vote on our executive compensation. In this regard, we have considered the approval of our named executive officers’ compensation by 98% of the votes cast at our 2014 annual meeting and by 95% at our 2013 annual meeting, which was the most recent meeting at the time most Fiscal 2014 compensation decisions were made. We view these historical levels of shareholder support for our executive compensation program as indicative of broad shareholder agreement with the philosophy and policies on which our executive compensation program is premised. In particular, we believe that shareholders support our belief that performance-based compensation should be the largest component of executive officer compensation packages. While we have not made any revisions to our compensation program directly in response to this vote, we have considered past levels of shareholder support and continuation of our emphasis on performance-based compensation in making the changes outlined below under “Key Fiscal 2014 Compensation Decisions.” We believe that the changes discussed in that section demonstrate our ongoing commitment to refine and improve our executive compensation program in accordance with our executive compensation philosophy.

Our 2014 Performance and Compensation

2014 Business Performance and Strategic Highlights

We are a leading manufacturer and servicer of high productivity mining equipment for the extraction of metals and minerals. We manufacture and market original equipment and parts and perform services for both underground and surface mining, as well as certain industrial applications. Our equipment is used in major mining regions throughout the world to mine coal, copper, iron ore, oil sands, gold and other minerals. We also offer comprehensive service locations near major mining regions worldwide and provide extensive operational support for equipment used in surface and underground mining.

Fiscal 2014 was one of the most challenging years in our recent history, as our results were influenced by dramatically weaker commodity market conditions and significantly slowing global economic growth. Most commodity markets remained in surplus in Fiscal 2014, which contributed to a depressed pricing environment and a second consecutive annual decline in mining industry capital expenditures. Despite difficult market conditions, we remained focused on improving our cost structure and responding to customers’ requirements with superior service.

Fiscal 2014 strategic highlights include:

•	We exceeded our cost reduction target and grew service bookings by two percent;

•	We raised our dividend for the first time in five years;

•	We returned cash to our shareholders through the repurchase of 4.7 million shares of our Common Stock; and

•	We also advanced our growth strategy by expanding into underground hard rock mining equipment through our acquisition of Mining Technologies Inc.

We continue to focus on optimizing our global manufacturing footprint and controlling costs, while reducing lead times in order to respond faster to our customers. Achieving this balance is critical for our business, as it will make us more efficient, responsive and competitive when market conditions improve.

The following table highlights key metrics of our financial performance for Fiscal 2014 and the two preceding fiscal years.

Financial Highlights	Fiscal 2014	Fiscal 2013	Fiscal 2012
(in thousands, except per-share information)
Net Sales	$3,778,310	$5,012,697	$5,660,889
Gross Profit	$1,111,152	$1,623,213	$1,877,087
Gross Profit Percentage	29.4%	32.4%	33.2%
Operating Income	$517,140	$821,661	$1,172,559
Operating Income Percentage	13.7%	16.4%	20.7%
Net Income	$331,037	$533,713	$762,201
Diluted EPS from Continuing Operations	$3.28	$4.99	$7.13
Cash Dividends Per Share	$0.75	$0.70	$0.70
Shares Outstanding (avg.)	100,939	106,996	106,889

Key Fiscal 2014 Compensation Decisions

•
Base Salaries and Target Annual Cash Incentive Opportunity Increases. In January 2014, base salaries were increased by 3% for our named executive officers, which was consistent with the range of annual salary increase provided to our other salaried officers. In addition, Mr. Maritz’s salary was increased in June 2014 by 9% to more closely correspond to the market for professionals with his background and experience. In connection with their promotions to Chief Executive Officer and Chief Operating Officer in December 2013, the target annual cash incentive opportunities for Messrs. Doheny and Baker were increased to 100% and 80% of base salary, respectively.

•
Annual Cash Incentive Payouts. Annual cash incentive awards to named executive officers were paid at approximately 112% of each person’s target cash incentive opportunity based on our achievement of Fiscal 2014 performance goals linked to our adjusted operating profit margin (adjusted operating profit as a percentage of net sales) and average trade working capital velocity (average trade working capital as a percentage of net sales). This was somewhat less than the targeted payout factor for cash incentive opportunity.

•
Long-Term Incentive (“LTI”) Award Grants. We granted LTI awards to named executive officers, with an LTI award mix of 50% performance shares, 35% stock options and 15% restricted stock units. This allocation reflects an increased weighting of performance shares and stock options compared to our historical practice of equally weighting the grant date value of all three types of LTI awards. The change in grant mix was intended to increase the percentage of total LTI opportunity that is tied to specific operating goals and changes in share price, thereby fostering stronger alignment between realized pay and shareholder returns.

•
Performance Share Redesign. In early Fiscal 2014, we re-designed the goal setting process for our performance share program for the Fiscal 2014-2016 performance period. While performance shares granted in Fiscal 2014 continue to be based on a three-year average adjusted EPS goal, the target adjusted EPS for each year of the performance period will be calculated dynamically, based on actual year-over-year changes in net sales and our target operating leverage. We believe this re-design is better attuned to the highly cyclical nature of our business and holds our executives more directly accountable for managing our business. We believe these changes to the performance share component of our LTI grants and the increased weighting of performance share awards will further align our executive compensation program with our pay-for-performance philosophy. Importantly, we believe these changes will diminish the potential for windfalls and substantial deficits resulting from rigid multi-year performance goals that fail to account for market conditions beyond our executives’ control.

•
No Payout for Fiscal 2012 Performance Share Awards. Our executives received no payout for performance shares granted in Fiscal 2012 due to financial performance that fell below the minimum threshold level of average EPS performance over the three-year performance period that concluded in Fiscal 2014. The minimum threshold for payout for this performance period was $5.58, while our average EPS during this period was $5.25.

Fiscal 2014 Total Direct Compensation

The Committee annually determines the mix and weightings of the elements of our compensation program. We believe the relative weighting of base salary to performance-based compensation, consisting of short-term cash incentives and long-term equity awards, reflects our commitment to pay for performance principles. From time to time we refer to short-term incentives and LTI awards as “at-risk compensation” and, when combined with base salary, as total direct compensation, due to the fact that such compensation varies based on our performance and the performance of our Common Stock.

The following table provides an overview of total direct compensation received by our named executive officers in Fiscal 2014. This table does not include all of the information included in the Summary Compensation Table, which appears on page 40.

Fiscal 2014 Direct Compensation
Named Executive Officer	2014 Base Salary	Short-Term Incentives	Stock and Option Awards	2014 Total Direct Compensation	% Change from 2013

Mr. Doheny	$939,635	$1,032,425	$2,395,539	$4,367,599	(9.9)%
Mr. Sullivan	$553,423	$425,652	$798,513	$1,777,588	17.6%
Mr. Baker	$835,231	$734,169	$1,591,889	$3,161,289	(22.0)%
Mr. Major	$475,327	$313,359	$647,396	$1,436,082	20.0%
Mr. Maritz	$355,942	$234,399	$559,971	$1,150,312	1.7%
Mr. Sutherlin(1)	$318,461	$846,769	—	$1,165,230	(75.4)%

(1)	The decrease in Mr. Sutherlin’s total direct compensation from Fiscal 2013 is due to his retirement on February 1, 2014.

The table below reflects the mix of total direct compensation for Fiscal 2014 for our Chief Executive Officer and the average mix for our other named executive officers. Highlights of our mix of total direct compensation for Fiscal 2014 include the following:

•	At-risk compensation exceeded 75% of total direct compensation for our Chief Executive Officer and two-thirds of total direct compensation for all of our other named executive officers;

•
Equity awards were the most significant component of our executive compensation program, with future realizable compensation dependent upon our operating performance and change in share price over a number of years; and

•	Short-term incentive compensation was based on annual operating results and individual performance.

(1) Excluding Mr. Sutherlin, our former Chief Executive Officer, who retired on February 1, 2014.

Our Compensation Decision Process

Role of the Committee, Independent Consultant and Management

The Committee serves as our compensation committee and is charged with overseeing and administering all compensation actions related to our named executive officers. The Committee’s charter is available on our website.

The Committee is specifically authorized in its charter to retain external legal, accounting, or other advisors and consultants. The Committee has retained Frederic W. Cook & Co. (“Cook & Co.”) as its independent executive compensation consultant. Cook & Co. was retained directly by the Committee, performed no other services for us in Fiscal 2014, and worked with management only under the direction of the Committee chair. The Committee has assessed the independence of Cook & Co. pursuant to the New York Stock Exchange listing standards and SEC rules and is not aware of any conflict of interest that would prevent Cook & Co. from providing independent advice to the Committee.

Among other tasks assigned by the Committee, in Fiscal 2014 Cook & Co.:

•	provided assistance with a review of our long-term incentive programs and the competitiveness of our grant practices; and

•	prepared annual analyses on the competitiveness of compensation to be paid to our Chief Executive Officer, other named executive officers and our non-employee directors.

Our Chief Executive Officer and Executive Vice President, Human Resources work with internal resources and Cook & Co. to design programs, implement Committee decisions, recommend amendments to existing, or the adoption of new, compensation and benefit programs and plans applicable to executive officers, and prepare necessary briefing materials for the Committee’s review as part of its decision-making process.

Use of Market Compensation Data

Before the Committee makes the foregoing determinations, the Chief Executive Officer provides his recommendations to the Committee on compensation actions for all executive officers, other than himself. The Chief Executive Officer also discusses with the Committee his assessment of the performance of our executive officers and any other factors that he believes the Committee should consider in making compensation decisions. The Committee reviews competitive market compensation data for our executive officers compared to similarly situated executives in a peer group, which for Fiscal 2014 consisted of the 14 manufacturing companies listed below:

• AGCO Corporation	• Ingersoll-Rand plc
• Cameron International Corporation	• The Manitowoc Company, Inc.
• Crane Co.	• Oshkosh Corporation
• Dover Corporation	• Pentair Ltd.
• Flowserve Corporation	• Terex Corporation
• Harsco Corporation	• The Timken Company
• Illinois Tool Works Inc.	• Trinity Industries, Inc.

In selecting the peer group, the Committee considered publicly traded manufacturing companies with reasonably comparable business operations, market capitalization and revenues. The peer group companies generally utilize similar business models and, like Joy Global, operate in highly competitive global markets. However, we are the only large, independent public company in the United States engaged solely in manufacturing and servicing equipment for the mining industry. Accordingly, cyclical fluctuations in the mining industry due to commodity price volatility, competitive pressures or economic factors affecting the industry may cause our results for any particular period to differ significantly from those of some or all of the other manufacturing companies included in the peer group. The Committee evaluates peer group composition annually and makes changes as it deems appropriate. Our Fiscal 2014 peer group was the same as our Fiscal 2013 peer group. Data from the peer group is supplemented by third party survey data from Aon Hewitt and the Hay Group to provide additional insight into market compensation practices. The identity of the companies comprising the survey data is not disclosed to, or considered by, the Committee in its decision-making process.

Establishing Executive Compensation

We have not entered into employment agreements with our named executive officers that determine their annual compensation. Instead, the Committee conducts an annual process to establish executive compensation based upon its evaluation of prior performance and objectives and metrics it selects to measure future performance. The Committee annually reviews our compensation structure and programs, including potential risks that may be associated with particular forms of compensation; retirement, benefit, severance programs; and management succession plans. The Committee also annually reviews the role of the Chief Executive Officer in our performance, his role in advancing our strategic objectives and other factors relating to his individual performance during the year, as well as establishing his performance objectives and targets for the coming year.

The Committee makes its annual compensation decisions at its first meeting of our fiscal year, which is normally held in early December. At this meeting, the Committee evaluates performance against targets for the just-concluded performance periods, and determines the associated corporate performance payout components, determines awards earned by executive officers under our annual incentive program for the previous fiscal year, and grants annual equity awards and establishes target cash incentive compensation for executive officers for the upcoming fiscal year.

Our executive compensation program takes into account marketplace compensation for executive talent, internal equity with our employees, past practices, business and individual results, and the talents, skills, and experience of our individual executive officers. With respect to our Chief Executive Officer, the Committee reviews a range of salary adjustments and incentive plan payouts for the most recently concluded one- and three-year performance periods. The Committee then recommends targets for the upcoming one- and three-year performance periods based upon benchmarking studies for other chief executives within our peer group.

The Committee begins by establishing target levels of total compensation for our executive officers for a given year. The Committee’s general goal is to position target compensation, on average, at the median of the peer group for the named executive officers. On an individual basis, target compensation for each named executive officer may be set above or below median based on a variety of factors including sustained performance over time, readiness for promotion to a higher level, and skill set and experience relative to external market counterparts. Actual compensation varies above or below the target level based on the degree to which specific performance goals are attained in the variable incentive plans, changes in stock value over time, and the individual performance of each executive. Once an overall target compensation level is established, the Committee considers the weight of each principal component of compensation within the intended total target compensation. The principal components of compensation include base salary, annual cash incentives, performance shares, stock options and restricted stock units, each of which is described in the following section of this Compensation Discussion and Analysis.

With respect to performance-based compensation, the Committee establishes, in consultation with management, and in consideration of the annual budget and long-term strategic plan approved by the Board of Directors, performance criteria and target goals at the beginning of each performance period. At the conclusion of a performance period, we measure our performance under the pre-established criteria for such program. We utilize multiple measures of performance under our programs to ensure that no single aspect of performance is rewarded in isolation among the various performance criteria affecting shareholder value. We believe this approach results in a balanced evaluation of executive performance and prevents performance incentives from being distorted in a manner that may adversely affect our operations.

Principal Components of Fiscal 2014 Executive Compensation

Our executive compensation program has five principal components that are intended, collectively, to compensate and create incentives for our named executive officers with respect to annual and long-term performance. These five principal components are base salary, annual cash incentives, awards of performance shares, stock options and restricted stock units.

Salary

Base salary is an important component of our executive compensation program, and is intended to provide our executive officers with a level of stable income that is competitive within our peer group. There are also motivational and reward aspects to base salary, as base salary can be adjusted from year to year to account for considerations such as individual performance and time in position. Base salary is also a factor in determining the amount of awards under, and eligibility to participate in, many of our compensation and benefits arrangements. The Committee establishes base salaries for our named executive officers annually at its first meeting of the fiscal year. In January 2014, each of our named executive officers received an ordinary course merit-based salary increase of 3%; Mr. Maritz also received a mid-year market-based adjustment of approximately 9% in June 2014.

Name	2013 Base Salary ($)	2014 Base Salary ($)	Percent Increase

Mr. Doheny	900,000	927,000	3%
Mr. Sullivan	530,000	546,000	3%
Mr. Baker	800,000	824,000	3%
Mr. Major	455,000	469,000	3%
Mr. Maritz	330,000	371,000	12%
Mr. Sutherlin (1)	1,150,00	1,150,00	-

(1) Mr. Sutherlin retired on February 1, 2014.

Annual Cash Incentives

As part of our pay-for-performance philosophy, we establish annual cash incentives for our executives and managers to achieve selected financial, strategic, and other business goals. This plan is intended to link employee pay to the performance of the business and reward employees for improvements in profitability and asset utilization.

In connection with their promotions to Chief Executive Officer and Chief Operating Officer, respectively, in Fiscal 2014 the target annual cash incentive opportunities for Messrs. Doheny and Baker were increased to 100% and 80% of fiscal year earnings, respectively. The Fiscal 2014 target cash incentive opportunity for each named executive officer was as follows:

Name	Fiscal 2013 Target Cash Incentive as Percent of Base Salary	Fiscal 2014 Target Cash Incentive as Percent of Base Salary	Fiscal 2014 Target Cash Incentive ($)

Mr. Doheny	70%	100%	921,808
Mr. Sullivan	70%	70%	380,046
Mr. Baker	70%	80%	655,508
Mr. Major	60%	60%	279,785
Mr. Maritz	60%	60%	209,285
Mr. Sutherlin (1)	100%	100%	309,615

(1) Mr. Sutherlin retired on February 1, 2014.

As part of our One Joy Global initiative, beginning in Fiscal 2013 the formula under which we award two-thirds of our annual cash incentive opportunity was calculated using a payout factor based entirely on company-wide performance, rather than weights assigned to corporate and segment performance based on each individual’s area of responsibility. While the final annual cash incentive for each named executive officer is in the judgment of the Committee, the payouts are primarily dependent on performance versus the following goals in Fiscal 2014:

	Annual Incentive Metric	Rationale

Gate:	Positive Adjusted Pre-tax Income	• Qualifies the annual cash incentive for deductibility under Section 162(m). Failure to attain this goal results in no annual cash incentive payout.

Primary:	Adjusted Operating Profit as Percentage of Net Sales (Adjusted Profit Margin)	• Key measure of our profitability

Multiplier:	Average Trade Working Capital as Percentage of Net Sales (Trade Working Capital Velocity)	• Key measure of our operating efficiency

The performance “gate” for annual cash incentive payout is positive adjusted pre-tax income. If this performance level is not achieved for a particular year, the named executive officers will not receive a cash incentive payment. In years when we have had positive adjusted pre-tax income, as we did in Fiscal 2014, the Committee has exercised its discretion to reduce the annual cash incentive payout to an amount calculated in the same manner as our annual cash incentive program for employees other than our executive officers. These amounts are calculated based on our adjusted operating profit margin and application of a multiplier based on average trade working capital velocity. The resulting payout factor ranges from 0.0 to 2.0 of each participant’s target cash incentive as described above, increasing as our profitability and operating efficiency improve. In light of the anticipated difficult operating environment that we faced at the beginning of Fiscal 2014 and in recognition of the Board's objectives of maximizing aftermarket sales in order to maintain profit margins in this environment, the Committee set the Fiscal 2014 target payout factor for annual cash incentives at 1.25.

Adjusted operating profit margin and average trade working capital velocity are non-GAAP measures. Adjusted operating profit margin is derived from our adjusted operating profit, which is our operating profit before unusual items, including restructuring charges, pension curtailment charge and acquisition-related expenses, partially offset by unusual period-end items. The Committee, following consultation with management, determined to exclude certain of these items at the time our Fiscal 2014 bonus targets were established, while it subsequently determined to exclude the period-end items, which were not anticipated when the targets were originally established. Average trade working capital velocity is a measure of operating efficiency that is calculated as an average of our trade working capital calculated over a 13-month period ended October 31, 2014, divided by net sales for Fiscal 2014. Average trade working capital is calculated as the sum of our average accounts receivable and inventories less accounts payable and advance payments and progress billings. Average trade working capital velocity measures management’s efficiency over the year of managing accounts receivable terms and collections, obtaining advance payments on customer orders, negotiating terms with our suppliers and aligning inventory levels with current production schedules, customer demand and our direct service model.

The method of determining cash incentive awards is intended to drive an appropriate balance under which trade working capital performance complements, but does not offset, profitability. The payout scale applicable to Fiscal 2014 is shown in the table below.

Performance Achievement	Adjusted Operating Profit as Percentage of Net Sales	Factor Applied to Adjusted Operating Profit Percentage (A)	Average Trade Working Capital as Percentage of Net Sales	Factor Applied to Trade Working Capital Percentage (B)	Combined Payout Factor (A*B)

Threshold	10%	0.00	40%	0.67	0.00
Minimum	12%	0.50	40%	0.67	0.34
Target	15%	1.25	37%	1.00	1.25
Maximum	18%	1.50	33%	1.33	2.00
Actual	14.4%	1.09	36.8%	1.02	1.12
The adjusted operating profit and trade working capital factors are established on a straight-line basis between the points shown in the table.

For reference, our historical annual cash incentive payout factors over the four preceding fiscal years were as follows:

Historical Annual Cash Incentive	2014	2013	2012	2011
Payout Factor	1.12	0.75	1.19	1.97

The remaining one-third of the calculated incentive opportunity may be adjusted up or down, subject to the overall 200%-of-target cap on payment, based on individual performance measured against a variety of individual performance objectives that are established early in the fiscal year and designed to align with our overall business plans. The table below highlights each named executive officer’s individual performance objectives for Fiscal 2014.

Mr. Doheny	• Creating long term growth from new products, services, markets, geographies and acquisitions beyond coal.
• Operating performance goals measured by safety, productivity, quality and customer satisfaction.
• Building a stronger global leadership team and a culture and values aligned with our business strategy.
• Driving shareholder value through financial metrics for sales, bookings, margins, working capital management and operating leverage.

Mr. Sullivan	• Leading efforts to meet annual cost reduction targets.
• Improved working capital performance.
• Capital structure and capital allocation priorities.
• Leadership of our information systems, audit and investor relations functions.
• Ensuring that acquisition outcomes met business case financials.

Mr. Baker
•    Growth through improving share gain on core products, price realization, specific focus on positioning the business for longer term growth in China domestic products, bookings growth in service products and smart services offerings.

•    Operational objectives such as re-alignment of manufacturing network with current cycle and future optimization of best cost region manufacture, flawless project start-ups and resolution of field product issues.

• Supply chain cost reduction initiatives and on-time delivery goals.
• Driving improved accountability and role clarity between our product, regional and functional groups.

Mr. Major	• Leading a legal function with key outputs related to enabling new product development activities through contract development and intellectual property management.
• Alignment of acquired businesses with Joy Global contracting processes and procedures.
• Key goals related to acquisition activities.
• A broad range of preventative law programs focused on compliance and enabling business growth.
• Key objective related to successful compliance with South African Broad Based Black Economic Empowerment legislation to enable participation in growth opportunities in that country.

Mr. Maritz	• Organizational re-design and development of talent to enable longer term growth in products and service.
• Achievement of cost reduction targets related to employment costs.
• Successful execution of a number of key union contracts in 2014.
• Implementation of globally consistent environment, health and safety programs and metrics and achieving world-class safety performance in 2014.

Mr. Sutherlin	• Facilitate a smooth transition of the Chief Executive Officer role.

After considering the achievement of the corporate goals and each named executive officer’s personal performance for Fiscal 2014, the Committee determined to pay each named executive officer 100% of the Fiscal 2014 targeted incentive opportunity based on the corporate performance payout factor, with no adjustment, either up or down, for personal performance. The following table outlines the Fiscal 2014 target cash incentive and application of our corporate performance payout factor to calculate the annual cash incentive payout for each of the named executive officers.

Name	Fiscal 2014 Target ($)	Fiscal 2014 Corporate Performance Payout Factor	Fiscal 2014 Payout ($)
	(A)	(B)	(A*B)

Mr. Doheny	921,808	1.12	1,032,425
Mr. Sullivan	380,046	1.12	425,652
Mr. Baker	655,508	1.12	734,169
Mr. Major	279,785	1.12	313,359
Mr. Maritz	209,285	1.12	234,399
Mr. Sutherlin (1)	309,615	1.12	346,769

(1) Mr. Sutherlin retired on February 1, 2014.
The Committee, in its discretion, may from time to time grant an individual bonus to a named executive officer or other senior manager for achievement of certain accomplishments in addition to an executive’s individual objectives under our annual cash incentive program. In Fiscal 2014, the Committee granted Mr. Sutherlin a discretionary bonus of $500,000 at the time of his retirement in recognition of his contributions regarding our executive leadership succession process in Fiscal 2013 and Fiscal 2014.

Performance Shares

The Committee grants performance shares to provide executive officers and other senior management with long-term incentives to improve the quality of earnings and share price performance. The Committee believes that the performance share award program serves as a powerful retention tool and motivates senior management to attain performance levels linked to long-term returns for our shareholders. The Committee, taking into consideration the input of the Chief Executive Officer, annually determines performance objectives and sets the baseline number of performance shares to be awarded based on the attainment of these objectives. In establishing this baseline, the Committee considers the scope of the duties performed by the executive officer, as well as compensation relative to our other employees and for comparable positions within our peer group.

For the performance shares granted to executive officers in Fiscal 2014, the Committee used a two-step approach as more fully described below:

	Performance Share Metric	Rationale

Gate:	Average Return on Equity during Fiscal 2014-2016
•    Ensure achievement of a threshold level of return on shareholders’ equity before any performance shares can be earned

•    Qualifies the award for deductibility under Section 162(m) of the Internal Revenue Code

Primary:	Average Adjusted EPS during Fiscal 2014-2016	• Reward achievement in earnings per share relative to net sales

The award cycle for performance shares granted during Fiscal 2014 is the three-year period concluding at the end of Fiscal 2016. The performance “gate” for the performance share awards granted to the named executive officers is average return on equity of 10% for the three-year performance period. If this performance level is not achieved, the named executive officers do not receive an award for the performance period. If this performance level is achieved, the number of performance shares distributable to executive officers will be (i) 180% of the target number of performance shares subject to the award or (ii) at the discretion of the Committee, any lower number that, expressed as a percentage of targeted performance shares, is not less than the percentage of the target number of performance shares generally awarded to employees other than executive officers who were granted performance shares in Fiscal 2014.

Historically, the Committee has exercised its discretion and calculated performance share payouts for our executive officers in the same manner as those awarded to non-executive employees. In the past, these amounts have been based on our achievement of threshold, target or maximum levels of average adjusted EPS goals that were set at the commencement of the performance period. For the Fiscal 2014 performance share awards, the target adjusted EPS goal is based on the actual change in net sales for each year of the performance period. For each such year, target income from continuing operations, the numerator of annual adjusted EPS, is derived based on profitability using a positive 25% operating leverage percentage when the annual change in net sales is positive, and a negative 34% operating leverage percentage when the annual change in net sales is negative. The operating leverage result is then reduced for interest expense and income taxes at the actual effective tax rates. Diluted weighted average shares used in the calculation are as reported in the Corporation's annual Report on Form 10-K filed with the Securities and Exchange Commission. Each year’s targeted adjusted EPS and actual adjusted EPS are averaged for the total three-year period to determine the final payout factor at the end of the period.

The performance achievement and payout scale shown in the table below will be used to determine earned performance shares at the end of the Fiscal 2014-2016 performance period.

Performance Achievement	Target Average Adjusted EPS Achievement	Payout Factor

Threshold Payout	60%	0.25
Minimum Payout	80%	0.50
Target Payout	100%	1.00
Maximum Payout	120%	1.50
The payout factor is established on a straight-line basis between the points shown in the table.

Goal-setting for performance shares was changed from a static approach to a dynamic approach to reflect the cyclical nature of our business and the significant and uncontrollable impact of country economic and energy policies on customer demand for our equipment and services.

With respect to performance shares granted in Fiscal 2012 for the Fiscal 2012-2014 performance period, no shares were earned because our actual average adjusted EPS of $5.52 was below the threshold performance achievement level $5.58.

Stock Options

The Committee believes that stock options are an important component of a sound executive compensation program that help to further align management’s interests with those of our shareholders because the options only have value if the price of our Common Stock increases after the stock options are granted. In Fiscal 2014, stock options were granted to 184 employees, including executive officers and other senior managers. Stock options vest in three equal annual installments beginning on the first anniversary of the date of the grant and expire 10 years after the grant date. The exercise price of all stock options granted in Fiscal 2014 is the closing market price on the date of the grant.

The number of stock options granted to each named executive officer is shown in the Grants of Plan-Based Awards table.

Restricted Stock Units

The Committee believes that restricted stock unit grants play an important role in retaining our senior management and facilitating the accumulation of a significant ownership stake in the corporation in order to align management’s interests with those of our shareholders. In Fiscal 2014, restricted stock units were granted to 225 employees, including executive officers and other senior managers. Prior to Fiscal 2014, restricted stock units vested in equal installments on the third, fourth and fifth anniversaries of the grant date. In Fiscal 2014, the Committee changed the vesting period so that vesting would occur in three equal annual installments on the first, second and third anniversaries of the grant date. The Committee determined that the shorter vesting period for restricted stock units is consistent with the practice of our peer companies.

The number of restricted stock units granted to each named executive officer is shown in the Grants of Plan-Based Awards table.

Determining Composition of Compensation Components

We target a total compensation mix for executive officers that is designed to motivate, retain and attract experienced and talented executives who are capable of achieving our short-term and long-term strategic and financial objectives, thereby increasing shareholder value.

The Committee annually evaluates the allocation of incentives between short- and long-term performance in order to align executive officers’ interests with those of our shareholders and to emphasize achievement of the full spectrum of our business objectives and to facilitate the retention of key talent. Historically, the Committee allocated approximately one-third of the grant date value of equity compensation for named executive officers to each of performance shares, stock options and restricted stock units. However, for Fiscal 2014, the Committee determined that equity composition for the named executive officers will be weighted with an allocation of 50% in performance shares, 35% in stock option awards and 15% in restricted stock units. This revised balance further emphasizes compensation that ties directly to our operating results and stock price performance.

The overall mix of compensation reflects the Committee’s intention for named executive officers to have the substantial majority of their total compensation opportunity be at risk, and in particular, subject to our long-term performance and changes in shareholder value. We annually evaluate our compensation practices for all employees for potential risks; however, in light of the compensation mix described herein, the nature of our business, and our organizational structure, the Committee does not believe that our compensation policies or practices present risks that may have a material adverse effect on our business, results of operations, or liquidity. As a result, the Committee has not made significant changes to our compensation policies or procedures in response to our risk profile.

Additional Fiscal 2014 Compensation Benefits and Programs

In addition to the principal components of our executive compensation program, we also provide our executives with retirement, health and other personal benefits.

Retirement Plans
Executive officers participate in the full range of retirement plans that are provided for our U.S. salaried employees. The plans are designed to provide replacement income upon retirement. We target our overall benefits to be competitive with median levels at leading manufacturing companies (a group that is somewhat broader than the compensation peer group used for pay comparisons). These benefits consist of:

•	fixed and matching contributions to the Joy Global Retirement Savings Plan (the “Retirement Savings Plan”), our tax-qualified defined contribution plan;

•	fixed and matching contributions to the Joy Global Nonqualified Deferred Compensation Plan (the “Nonqualified Deferred Compensation Plan”), our supplemental non-qualified defined contribution plan;

•
continued participation in defined benefit pension plan (the “Joy Global Pension Plan”), for employees whose employment began before May 1, 2005, although the accrual of additional benefits under such plan was frozen on May 1, 2012;

•
if eligible, continued participation in the supplemental executive retirement plan available to participants in the Joy Global Pension Plan (the “Joy Global Supplemental Pension Plan”), although the accrual of additional benefits under such plan was frozen on May 1, 2012; and

•
if eligible, individual replacement contributions to the Retirement Savings Plan and Nonqualified Deferred Compensation Plan that are designed to offset the estimated effect of our decision to freeze the accrual of benefits under the Joy Global Pension Plan for participants in such plan.

Executive officers participate in these plans on the same terms as provided to U.S. salaried employees, except that individual replacement contributions for executive officers who participate in the Joy Global Pension Plan are capped at 25%. The first such payment was made in February 2013 and was calculated as a fixed percentage of each eligible employee’s eligible compensation between May 1, 2012 and December 31, 2012. We are not obligated to continue making individual replacement contributions and these contributions may be reduced or eliminated in the future.

The Nonqualified Deferred Compensation Plan and the Joy Global Supplemental Pension Plan allow us to provide benefits to eligible employees, including executive officers, that are comparable to those that would be available under the Retirement Savings Plan and the Joy Global Pension Plan, respectively, if federal income tax rules applicable to retirement benefits did not include limits on covered compensation and benefits under tax-qualified plans. The supplemental plans use the same benefit formulas as our broad-based tax-qualified plans and use the same types of compensation to determine benefit amounts, including the exclusion from the calculation of retirement benefits of all amounts earned under long-term incentive programs. Neither of our supplemental plans provide for the payment of above-market or preferential interest or dividend rates.

Perquisites

We provide our executive officers with a limited number of perquisites to support our efforts to retain and attract executive talent. We believe these benefits allow our named executive officers to proactively manage their health, work more efficiently, provide appropriate settings for business networking and other business functions and meetings and, in the case of the financial and tax planning program, help them optimize the value received from our compensation and benefits programs:

•	Annual physical exam. We reimburse executive officers for the cost of an annual executive physical and health screening to the extent these charges are not covered by medical.

•
Company car. We provide a car allowance of up to $1,300 per month ($1,400 in the case of the Chief Executive Officer). In addition, we reimburse the executive officer for the cost of gasoline, routine maintenance, and replacement of normal wear-and-tear items.

•	Corporate aircraft usage. We permit our executive officers to make limited personal use of our company-owned aircraft.

•
Club membership. We reimburse executive officers for the initiation fees and annual or monthly dues for belonging to either an appropriate country club or social club. We also reimburse the annual membership costs for one airline club.

•	Financial planning and tax preparation. We reimburse executive officers for the cost of annual tax preparation and reasonable financial and estate planning.

•	Home office. We reimburse executive officers for reasonable costs associated with a home office.

In addition, we reimburse executive officers for the cost of relocation under the same policy and guidelines as all other full-time salaried employees who are hired or transferred at our request.

In Fiscal 2013 we eliminated tax-gross ups on personal income taxes due as a result of the receipt of most perquisites. In addition, in January 2015 we eliminated the tax gross-up on club initiation fees and for personal use of company-owned aircraft. Accordingly, other than with respect to relocation expenses, in the future we will not reimburse our employees for the payment of individual income taxes incurred due to the receipt of perquisites.

We regularly review the benefits provided to our employees, including our named executive officers, and make appropriate modifications based on the Committee’s evaluation of the retentive value of these benefits.
Severance Benefits
To enable us to offer competitive total compensation packages to key executives, as well as to ensure the ongoing retention of these individuals when considering potential takeovers that may create uncertainty as to their future employment with us, we have entered into change of control agreements with our named executive officers. The Committee believes that the benefits provided under these agreements are appropriate and are consistent with our objective of retaining and attracting highly-qualified executives. For a detailed description of the benefits provided under the change of control agreements, see the discussion on page 54.

Additional Considerations

Executive Stock Ownership
Since Fiscal 2010, all of our equity award agreements have contained provisions limiting the ability of our executive officers to sell our Common Stock unless they have satisfied stock ownership requirements. Under these requirements, our Chief Executive Officer is expected to own shares having a market value equal to at least five times his base salary and our other executive officers are expected to own shares having a market value equal to at least two and one-half times their base salaries. Unless these ownership levels are satisfied, at the time a trade is executed, our Chief Executive Officer and other executive officers are required to retain shares of our Common Stock having a market value at least equal to 50% and 25%, respectively, of pre-tax compensation realized upon payment of any performance shares, exercise of any stock options or settlement of any restricted stock units.
Effect of Past Grants
Although the Committee annually monitors amounts realizable from prior compensation, such as prior option or stock awards, to date such prior compensation has not been given significant consideration in the Committee’s decisions setting other elements of compensation, such as retirement benefits.
Clawback Provision
The Committee’s general position is that no executive officer should be allowed to retain any benefit attributable to an error in the determination of a performance measure. In Fiscal 2011, the Committee began the practice of including provisions in all equity award agreements providing that we may seek to recover equity-based compensation from any current or former named executive officer if we are required to restate any previously issued financial statements due to material non-compliance with any financial reporting requirement under the federal securities laws.
Accounting and Share Dilution Considerations
In designing our compensatory programs, we consider the various accounting and disclosure rules associated with various forms of compensation as well as the share dilution and cash flow considerations associated with each program. The Committee seeks to implement plans and policies that maximize financial efficiency and avoid unnecessary or excessive share dilution. Each year, we engage Cook & Co. to conduct a study of the competitive share usage and dilution levels and the aggregate economic costs associated with our long-term incentive compensation, and the Committee considers this analysis when setting an annual budget.
Tax Considerations
Under Section 162(m) of the Internal Revenue Code, we may not be able to deduct compensation in excess of $1 million that is paid in one year to “covered employees” which are our Chief Executive Officer and three other most highly compensated named executive officers (other than our Chief Financial Officer). Section 162(m) provides exemptions from the deduction limit for compensation that qualifies as “performance-based compensation” or is paid after the executive leaves our employment. The Committee considers the deductibility of executive compensation under Section 162(m) when evaluating particular compensation programs in the context of the Committee’s broader compensation objectives and overall compensation philosophy, but may consider other factors of greater importance than preserving deductibility for a particular form of compensation.

Supplemental Disclosure with Respect to Realized Compensation

The following supplemental table summarizes the compensation that our named executive officers actually realized in Fiscal 2012-2014. The amounts reflected in this table differ substantially from “Total Compensation” disclosed in the Summary Compensation Table by reporting the value realized each year from previously awarded equity compensation, rather than the grant date fair value of awards granted during each year, and excluding the amounts under “Change in Pension Value and Nonqualified Deferred Compensation Earnings” and “All Other Compensation.” The amounts reported in this table and in the charts below should not be considered a substitute for the Summary Compensation Table, which is calculated using accounting and actuarial assumptions required by SEC rules. In addition, the amounts reported in the table do not reflect potential compensation that our named executive officers may realize based on the future performance of our Common Stock. For information regarding potential future compensation of our named executive officers, refer to Outstanding Equity Awards at Fiscal Year-End 2014 on page 45, Pension Benefits as of Fiscal 2014 on page 48, Nonqualified Deferred Compensation During Fiscal 2014 on page 50, and Potential Payments Upon Termination or Change-in-Control at Fiscal 2014 Year-End on page 52.

2014 Realized Compensation
		Cash Compensation		Equity Compensation(2)

Named Executive Officer	Year	Base Salary	Short-term Incentives(1)	Performance Share Payout	Stock Option Exercises	RSU Payout	Total Realized Compensation
Mr. Doheny	2014	$939,635	$1,032,425	$199,897	—	$190,575	$2,362,532
	2013	$853,788	$445,240	$337,878	—	$128,346	$1,765,252
	2012	$654,423	$362,022	$1,105,515	—	$368,163	$2,490,123
Mr. Sullivan	2014	$553,423	$425,652	—	—	—	$979,075
	2013	$524,231	$275,221	—	—	—	$799,452
Mr. Baker	2014	$835,231	$734,169	$199,897	—	$183,975	$1,953,272
	2013	$776,923	$407,885	$469,275	—	$98,780	$1,752,863
	2012	$665,962	$708,583	—	—	—	$1,374,545
Mr. Major	2014	$475,327	$313,359	$124,380	$104,436	$232,102	$1,249,604
	2013	$446,346	$200,856	$234,638	$613,061	$241,628	$1,736,529
	2012	$403,654	$273,677	$798,428	—	$367,461	$1,843,220
Mr. Maritz	2014	$355,942	$234,399	$66,632	—	$117,143	$774,116
Mr. Sutherlin(3)	2014	$318,461	$846,769	$7,619,102	—	$5,674,542	$14,458,874
	2013	$1,134,615	$850,962	$1,032,405	—	$217,258	$3,235,240
	2012	$1,050,128	$1,076,645	$3,070,875	—	—	$5,197,648

(1)	Short-term incentives consist of non-equity incentive plan compensation and additional discretionary bonuses, if any, awarded by the Committee, each as reported in the Summary Compensation Table.

(2)
Reflects aggregate amounts realized from payout of performance shares, the exercise of stock options and payout of vested restricted stock units, including additional restricted stock units received in lieu of dividends since the date of grant. Performance share payout in Fiscal 2014 was for the Fiscal 2011-2013 performance cycle, performance share payout in Fiscal 2013 was for the Fiscal 2010-2012 performance cycle and performance share payout in Fiscal 2012 was for the Fiscal 2009-2011 performance cycle. All performance share payouts for the years provided were settled in shares of Common Stock. Restricted stock units that vested and were paid out in Fiscal

2014 were awarded in Fiscal 2009-2011, restricted stock units that vested in Fiscal 2013 were awarded in Fiscal 2008-2010 and restricted stock units that vested and were paid out in Fiscal 2012 were awarded in Fiscal 2007-2009.
For Mr. Doheny, a portion of the payout of shares upon vesting of his Fiscal 2009 restricted stock units was subject to mandatory deferral pursuant to the terms of his Fiscal 2009 restricted stock unit award agreement. Shares deferred have not been paid out and are not included in the table above. These amounts are reported as executive contributions in the table in this proxy statement labeled Nonqualified Deferred Compensation During Fiscal 2014, the table in the proxy statement relating to the 2014 annual meeting labeled Nonqualified Deferred Compensation During Fiscal 2013, and the table in the proxy statement relating to the 2013 annual meeting labeled Nonqualified Deferred Compensation During Fiscal 2012.

(3)
Realized equity compensation for Fiscal 2014 for Mr. Sutherlin includes the value realized on the distribution of 189,753 shares previously deferred pursuant to the terms of applicable performance share award and restricted stock unit award agreements, which occurred on June 19, 2014. In connection with this distribution, Mr. Sutherlin realized $7,063,832 in connection with previously deferred performance share award payouts and $4,721,726 in connection with restricted stock units that had been automatically deferred at the time of vesting. These amounts include deferred stock units that were earned in lieu of dividends at a non-preferential rate.

The charts below reflect compensation realized in Fiscal 2014 by our Chief Executive Officer and the average of our other named executive officers, expressed as a percentage of Total Compensation reported in the Summary Compensation Table.

Summary Compensation Table

Name and principal position held at end of Fiscal 2014	Year	Salary (1)	Bonus (2)	Stock awards (3)	Option awards (3)	Non-equity incentive plan compensation (4)	Change in pension value and nonqualified deferred compensation earnings (5)	All other compensation (6)	Total ($)
Edward L. Doheny II	2014	$939,635	—	$1,631,655	$763,884	$1,032,425	—	$167,035	$4,534,634
Chief Executive Officer	2013	$853,788	—	$2,541,840	$1,007,600	$445,240	—	$317,480	$5,165,948
	2012	$654,423	—	$709,120	$287,351	$362,022	—	$500,429	$2,513,345

James M. Sullivan	2014	$553,423	—	$543,885	$254,628	$425,652	—	$87,372	$1,864,960
Chief Financial Officer	2013	$524,231	—	$529,632	$182,880	$275,221	—	$94,605	$1,606,569

Randal W. Baker	2014	$835,231	—	$1,082,633	$509,256	$734,169	—	$132,809	$3,294,098
Executive Vice President	2013	$776,923	—	$2,036,280	$831,900	$407,885	—	$161,993	$4,214,981
	2012	$665,962	—	$709,120	$287,351	$708,583	—	$104,319	$2,475,335

Sean D. Major	2014	$475,327	—	$441,636	$205,760	$313,359	—	$81,190	$1,517,272
Executive Vice President	2013	$446,346	—	$397,224	$152,400	$200,856	—	$126,164	$1,322,990
General Counsel and Secretary	2012	$403,654	—	$425,472	$186,778	$273,677	—	$90,097	$1,379,678

Johannes S. Maritz	2014	$355,942	—	$382,503	$177,468	$234,399	$74,302	$99,793	$1,324,407
Executive Vice President
Human Resources

Michael W. Sutherlin	2014	$318,462	$500,000	—	—	$346,769	$467,244	$475,707	$2,108,182
Retired Chief Executive Officer	2013	$1,134,615	—	$2,166,400	$579,120	$850,962	$428,169	$455,294	$5,614,560
	2012	$1,050,128	—	$3,505,200	$919,524	$1,076,645	$1,244,777	$58,275	$7,854,549

(1)	Fiscal 2014 consisted of 53 weeks, which resulted in the inclusion of an additional week of salary in the Summary Compensation Table.

(2)
The amounts shown in this column represent bonuses paid at the discretion of the Human Resources and Nominating Committee of our Board of Directors, over and above amounts earned through satisfaction of the performance measures in our annual cash incentive plan. Mr. Sutherlin received a $500,000 discretionary bonus in February 2014 connection with his retirement, in recognition of his contribution to our executive leadership succession process.

(3)
Stock awards consist of performance awards and restricted stock unit awards. The amounts reflected in the stock and option awards columns and corresponding disclosure in the total compensation column reflect the aggregate grant date fair value of stock and option awards we granted in Fiscal 2014, computed in accordance with Financial Accounting Standards Board Accounting Standards Certification Topic 718, “Compensation-Stock Compensation” (“FASB ASC Topic 718”). All assumptions made in the valuation of stock awards and option awards for financial statement reporting purposes in accordance with FASB ASC Topic 718 are discussed in Note 13 to our consolidated financial statements included in our annual report on Form 10-K for the year ended October 31, 2014.

(4)
All amounts shown represent earnings for services performed during the fiscal year under our annual cash incentive plan described on page 28. None of the named executive officers had any earnings on outstanding awards for any prior fiscal years.

(5)
All amounts reported relate to aggregate changes in pension value. The amount reported for Mr. Sutherlin in Fiscal 2014 includes distributions of $185,322 under the Joy Global Pension Plan and the Joy Global Supplemental Pension Plan, which is discussed in Pension Benefits as of Fiscal 2014 on page 48. Mr. Sutherlin's aggregate change in pension value was $467,244, after giving effect to post-retirement distributions reported in Pension Benefits as of Fiscal 2014 on page 48.

(6)	We provide our named executive officers with certain additional compensation, which is reflected in the All Other Compensation Table below.

All Other Compensation

Executive Officer		Perquisites	Tax Reimbursement	Company Contributions to Defined Contribution Plans	Total "All Other Compensation”
		(A)	(B)	(C)

Mr. Doheny	2014	$61,226	$223	$105,586	$167,035
	2013	$117,175	$84,877	$115,428	$317,480
	2012	$267,677	$174,174	$58,578	$500,429
Mr. Sullivan	2014	$22,647	—	$64,725	$87,372
	2013	$47,174	$21,454	$25,977	$94,605
Mr. Baker	2014	$39,525	$36	$93,248	$132,809
	2013	$24,118	—	$137,875	$161,993
	2012	$24,114	$18,507	$61,698	$104,319
Mr. Major	2014	$29,581	—	$51,609	$81,190
	2013	$47,800	—	$78,364	$126,164
	2012	$24,680	$18,955	$46,462	$90,097
Mr. Maritz	2014	$19,688	—	$80,105	$99,793
Mr. Sutherlin	2014	$15,137	—	$460,570	$475,707
	2013	$28,130	—	$427,164	$455,294
	2012	$28,664	$22,111	$7,500	$58,275

(A)	See the Perquisites Table below for additional information regarding the identification and quantification of perquisites and personal benefits paid to named executive officers.

Perquisites
Executive Officer		Car Expense	Personal Use of Airplane(i)	Club Dues	Relocation Expense	Other (ii)	Total Perquisites

Mr. Doheny	2014	$22,684	$9,735	$15,942	—	$12,865	$61,226
	2013	$17,402	—	$97,260	$710	$1,803	$117,175
	2012	$35,382	—	$11,010	$209,824	$11,461	$267,677
Mr. Sullivan	2014	$9,850	—	$11,597	—	$1,200	$22,647
	2013	$16,526	—	$28,848	$1,800	—	$47,174
Mr. Baker	2014	$30,082	$6,693	—	—	$2,750	$39,525
	2013	$21,368	—	—	—	$2,750	$24,118
	2012	$23,364	—	—	—	$750	$24,114
Mr. Major	2014	$28,481	—	—	—	$1,100	$29,581
	2013	$22,081	—	$16,669	—	$9,050	$47,800
	2012	$20,709	—	$2,171	—	$1,800	$24,680
Mr. Maritz	2014	$18,263	—	—	—	$1,425	$19,688
Mr. Sutherlin	2014	$15,007	—	—	—	$130	$15,137
	2013	$21,761	—	$2,579	—	$3,790	$28,130
	2012	$21,658	—	$4,921	—	$2,085	$28,664

(i) Reflects the aggregate incremental cost to us of personal use of our corporate aircraft. Aggregate incremental cost to us of use of our corporate aircraft was determined on a per flight basis based on the amounts we were invoiced by our aircraft management services provider, and includes the cost of fuel, landing fees, in-flight meals and crew expenses. Because our aircraft is used principally for business travel, the calculation does not include the fixed costs that do not change based on usage. From time to time, a spouse or other guest of a named executive officer was a passenger on our aircraft when it was already scheduled for business purposes and had room to accommodate additional passengers. We incurred no incremental operating cost from the travel of these guests.

(ii) This column reports amounts reimbursed for payment of financial planning and tax preparation, physical examinations, and home office expenses.

(B)
Tax reimbursements in Fiscal 2014 are limited to personal income taxes incurred due to our payment of relocation expenses, initiation fees for membership in an appropriate country club or social club, and for personal use of our corporate aircraft, including travel by guests accompanying our employees on business travel (as defined and calculated in accordance with Internal Revenue Service guidelines). Tax reimbursements for periods prior to January 2013, when the Committee limited the practice of providing tax reimbursements for most perquisites, include payments in connection with taxes incurred with respect to personal use of car, club initiation fees and dues, relocation expenses, financial planning and tax preparation services, and physical examinations. In January 2015, we further limited future reimbursement of taxes to those incurred in connection with our broad-based relocation program.

(C)
Company contributions to defined contribution plans in 2014 consist of (i) fixed and matching contributions to the Retirement Savings Plan, our tax-qualified defined contribution retirement plan, (ii) fixed and matching contributions to the Nonqualified Deferred Compensation Plan on compensation in excess of limits imposed by the Internal Revenue Code, and (iii) if eligible, individual replacement contributions to the Retirement Savings Plan and Nonqualified Deferred Compensation Plan for participants in the Joy Global Pension Plan that are designed to offset the estimated effect of the May 2012 freeze in benefits under the Joy Global Pension Plan. The Joy Global Retirement Savings Plan and Joy Global Pension Plan are discussed under Pension Benefits as of Fiscal 2014, beginning on page 48. The Nonqualified Deferred Compensation Plan is discussed under Nonqualified Deferred Compensation During Fiscal 2014 on page 50.

Mr. Maritz and Mr. Sutherlin are the only named executive officers who participate in the Joy Global Pension Plan. Messrs. Doheny, Sullivan, Baker, and Major were hired after the Joy Global Pension Plan was closed to new participants and, accordingly, did not receive individual replacement contributions designed to offset the May 2012 freeze of benefits under such plan.

The amount reflected for Fiscal 2014 for Mr. Doheny consists of $13,000 in company contributions and $7,674 in matching contributions to his Retirement Savings Plan account and $84,912 in company contributions to his Nonqualified Deferred Compensation Plan account. The amount reflected for Fiscal 2013 for Mr. Doheny consists of $12,750 in company contributions and $6,067 in matching contributions to his Retirement Savings Plan account and $96,611 in company contributions to his Nonqualified Deferred Compensation Plan account. The amount reflected for Fiscal 2012 for Mr. Doheny consists of $10,000 in company contributions and $7,500 in matching contributions to his Retirement Savings Plan account and $41,078 in company contributions to his Nonqualified Deferred Compensation Plan account.

The amount reflected for Fiscal 2014 for Mr. Sullivan consists of $13,000 in company contributions and $7,800 in matching contributions to his Retirement Savings Plan account and $43,925 in company contributions to his Nonqualified Deferred Compensation Plan account. The amount reflected for Fiscal 2013 for Mr. Sullivan consists of $16,596 in company contributions and $9,381 in matching contributions to his Retirement Savings Plan account.

The amount reflected for Fiscal 2014 for Mr. Baker consists of $11,179 in company contributions and $6,761 in matching contributions to his Retirement Savings Plan account and $75,308 in company contributions to his Nonqualified Deferred Compensation Plan account. The amount reflected for Fiscal 2013 for Mr. Baker consists of $12,750 in company contributions and $7,577 in matching contributions to his Retirement Savings Plan account and $117,548 in company contributions to his Nonqualified Deferred Compensation Plan account. The amount reflected for Fiscal 2012 for Mr. Baker consists of $10,000 in company contributions and $7,500 in matching contributions to his Retirement Savings Plan account and $44,198 in company contributions to his Nonqualified Deferred Compensation Plan account.

The amount reflected for Fiscal 2014 for Mr. Major consists of $12,055 in company contributions and $7,624 in matching contributions to his Retirement Savings Plan account and $31,930 in company contributions to his Nonqualified Deferred Compensation Plan account. The amount reflected for Fiscal 2013 for Mr. Major consists of $12,098 in company contributions and $7,259 in matching contributions to his Retirement Savings Plan account and $59,007 in company contributions to his Nonqualified Deferred Compensation Plan account. The amount reflected for Fiscal 2012 for Mr. Major consists of $15,346 in company contributions and $7,500 in matching contributions to his Retirement Savings Plan account and $23,616 in company contributions to his Nonqualified Deferred Compensation Plan account.

The amount reflected for Fiscal 2014 for Mr. Maritz consists of $13,000 in company contributions, $7,648 in matching contributions and $13,100 in individual replacement contributions to his Retirement Savings Plan account, and $17,180 in company contributions and $29,177 in individual replacement contributions to his Nonqualified Deferred Compensation Plan account.

The amount reflected for Fiscal 2014 for Mr. Sutherlin consists of $15,654 in company contributions, $7,800 in matching contributions and $13,100 in individual replacement contributions to his Retirement Savings Plan account, and $139,431 in company contributions, and $284,585 in individual replacement contributions to his Nonqualified Deferred

Compensation Plan account, of which $16,498 was distributed directly to cover taxes due. The amount reflected for Fiscal 2013 for Mr. Sutherlin consisted of $12,750 in company contributions and $7,650 in matching contributions to his Retirement Savings Plan account and $142,101 in company contributions and $264,663 in individual replacement contributions to his Nonqualified Deferred Compensation Plan account. All company contributions to defined contribution plans for Mr. Sutherlin for Fiscal 2012 constituted matching contributions.

Grants of Plan-Based Awards in Fiscal 2014

		Estimated possible payouts under non-equity incentive plan awards			Estimated future payouts under equity incentive plan awards (1)
Name	Grant date	Threshold	Target	Maximum	Threshold	Minimum	Target	Maximum	All other stock awards; number of shares of stock or units (2)	All other options; number of securities underlying options	Exercise or base price of option awards ($/Sh)	Grant date fair value of stock and option awards
Mr. Doheny		—	$1,032,425	$2,064,850
	12/2/2013				5,850	11,700	23,400	35,100				$1,249,326
	12/2/2013								6,900			$382,329
	12/2/2013									59,400	$55.41	$763,884
Mr. Sullivan		—	$425,652	$851,304
	12/2/2013				1,950	3,900	7,800	11,700				$416,442
	12/2/2013								2,300			$127,443
	12/2/2013									19,800	$55.41	$254,628
Mr. Baker		—	$734,169	$1,468,338
	12/2/2013				3,850	7,700	15,400	23,100				$822,206
	12/2/2013								4,700			$260,427
	12/2/2013									39,600	$55.41	$509,256
Mr. Major		—	$313,359	$626,718
	12/2/2013				1,575	3,150	6,300	9,450				$336,357
	12/2/2013								1,900			$105,279
	12/2/2013									16,000	$55.41	$205,760
Mr. Maritz		—	$234,399	$468,798
	12/2/2013				1,350	2,700	5,400	8,100				$288,306
	12/2/2013								1,700			$94,197
	12/2/2013									13,800	$55.41	$177,468
Mr. Sutherlin (3)		—

(1)	Fiscal 2014 performance shares awards that have a three-year award cycle.

(2)	Fiscal 2014 restricted stock unit awards that vest in thirds on the first, second, and third anniversary of the grant date.

(3)	Mr. Sutherlin retired effective February 1, 2014 and was not awarded equity compensation in Fiscal 2014.

Outstanding Equity Awards at Fiscal Year-End 2014

	Option awards					Stock awards
Name	Number of securities underlying unexercised options exercisable	Number of securities underlying unexercised options unexercisable (1)	Equity incentive plan awards: number of securities underlying unexercised unearned options	Option exercise price	Option expiration date	Number of shares or units of stock that have not vested (2)	Market value of shares or units of stock that have not vested (3)	Equity incentive plan awards: number of unearned shares, units, or other rights that have not vested (4)	Equity incentive plan awards: market or payout value of unearned shares, units, or other rights that have not vested (5)

Mr. Doheny	21,666	—		$21.69	12/8/2018
	13,333	—		$52.81	12/7/2019
	14,000	—		$80.50	12/6/2020
	6,667	3,333		$89.65	12/5/2021
	6,667	13,333		$66.03	11/1/2022
	6,667	13,333		$56.18	12/3/2022
	6,667	13,333		$62.13	3/16/2023
	—	59,400		$55.41	12/2/2023	37,055	$1,950,205	12,850	$676,296
Mr. Sullivan	13,334	6,666		$56.12	10/1/2022
	4,000	8,000		$56.18	12/3/2022
	—	19,800		$55.41	12/2/2023	17,510	$921,551	4,350	$228,941
Mr. Baker	16,666	—		$52.81	12/7/2019
	14,000	—		$80.50	12/6/2020
	6,667	3,333		$89.65	12/5/2021
	5,000	10,000		$66.03	11/1/2022
	6,667	13,333		$56.18	12/3/2022
	5,000	10,000		$62.13	3/16/2023
	—	39,600		$55.41	12/2/2023	31,225	$1,643,372	9,850	$518,406
Mr. Major	9,000	—		$80.50	12/6/2020
	4,334	2,166		$89.65	12/5/2021
	3,334	6,666		$56.18	12/3/2022
	—	16,000		$55.41	12/2/2023	10,934	$575,456	3,375	$177,626
Mr. Maritz	2,666	—		$52.81	12/7/2019
	5,000	—		$80.50	12/6/2020
	2,000	1,000		$89.65	12/5/2021
	2,500	5,000		$56.18	12/3/2022
	—	13,800		$55.41	12/2/2023	7,836	$412,409	5,100	$268,413
Mr. Sutherlin	60,000	—		$21.69	2/1/2017
	40,000	—		$52.81	2/1/2017
	42,000	—		$80.50	2/1/2017
	32,000	—		$89.65	2/1/2017
	38,000	—		$56.18	2/1/2017	12,587	$662,454	8,334	$438,592

(1)	The unexercisable options shown above vest on the following schedule:

Option expiration date shown above	Vesting of options currently unexercisable
12/5/2021	All became vested on December 5, 2014
10/1/2022	On October 1, 2015
11/1/2022	One half on November 1 in each of 2014 and 2015
12/3/2022	One half on December 3 in each of 2014 and 2015
3/16/2023	One half on March 16 in each of 2015 and 2016
12/2/2023	One third on December 2 in each of 2014, 2015, and 2016
Mr. Sutherlin retired effective February 1, 2014. In connection with his retirement, unexercisable options he held became exercisable on February 1, 2014 and will expire on February 1, 2017.

(2)
All amounts shown in this column represent restricted stock units, including additional restricted stock units earned in-kind in lieu of dividends, at the same dividend rate as outstanding shares of our Common Stock.

(3)	Calculated using the closing price of the Common Stock on October 31, 2014, the last day of our 2014 fiscal year.

(4)
Amounts in this column represent performance shares from the Fiscal 2012, Fiscal 2013, and Fiscal 2014 awards. Fiscal 2012 awards are shown at their actual payout level of 0%, which was determined in December 2014. Fiscal 2013 and Fiscal 2014 awards are shown at their respective threshold payout levels. See Potential Payments Upon Termination or Change-in-Control at Fiscal Year-End.

(5)
The payout values shown in this column are based on actual payout of performance shares for the three-year performance period that concluded in Fiscal 2014, which was 0% of targeted payout, and achieving threshold performance goals, or 50% of targeted payout, for the three-year performance period ending in Fiscal 2015 and 25% of targeted payout for the three-year performance period ending in Fiscal 2016, and are calculated using the closing price of the Common Stock on October 31, 2014, the last day of our 2014 fiscal year.

Option Exercises and Stock Vested in Fiscal 2014

	Option awards		Stock awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($) (1)	Number of shares acquired on vesting (#) (2) (3)	Value realized on vesting ($) (3)
(a)	(b)	(c)	(d)	(e)

Mr. Doheny	—	—	7,141	$390,472
Mr. Sullivan	—	—	—	—
Mr. Baker	—	—	7,023	$383,872
Mr. Major	9,333	$104,436	6,473	$356,482
Mr. Maritz	—	—	3,339	$183,776
Mr. Sutherlin	—	—	27,407	$1,508,085

(1)	Value realized on exercise of stock options is calculated based on the actual sale price of the Common Stock previously underlying such options on the date of exercise.

(2)	Includes performance shares and restricted stock units, including accompanying units paid in lieu of dividends on restricted stock units, that vested in Fiscal 2014.

(3)
Issuance of shares of Common Stock to Mr. Doheny upon vesting of certain restricted stock units in Fiscal 2014 was automatically deferred pursuant to the terms of his December 8, 2008 restricted stock unit award agreement. This mandatory deferral affected 2,601 shares with a value of $145,474 at the time of vesting. This amount is reported as executive contributions in the table labeled Nonqualified Deferred Compensation During Fiscal 2014, which appears on page 50.

Pension Benefits as of Fiscal 2014

Name (1)	Plan name	Number of years of credited service	Present value of accumulated benefit	Payments during last fiscal year
Mr. Doheny	—	—	—	—
Mr. Sullivan	—	—	—	—
Mr. Baker	—	—	—	—
Mr. Major	—	—	—	—
Mr. Maritz	Joy Global Pension Plan	9.8	$482,956	—
	Joy Global Supplemental Pension Plan	9.8	$125,819	—
Mr. Sutherlin (2)	Joy Global Pension Plan	9.3	$488,525	$26,504
	Joy Global Supplemental Pension Plan	9.3	$4,170,870	$158,818

(1)
Messrs. Doheny, Sullivan, Baker, and Major, do not participate in the Joy Global Pension Plan or the Joy Global Supplemental Pension Plan, as each was hired after May 1, 2005, the date on which the pension plans closed to new employees.

(2)
Mr. Sutherlin began receiving benefits from the Joy Global Pension Plan and the Joy Global Supplemental Pension Plan following his retirement on February 1, 2014. Payments during the last fiscal year reflect pension distributions made to Mr. Sutherlin in Fiscal 2014. The benefits paid to Mr. Sutherlin under the Joy Global Supplemental Pension Plan were reduced to take into account the value of this early distribution in Fiscal 2013. The amount of these distributions is included in the calculation of the aggregate change in pension value reported in the Summary Compensation Table.

Material terms of the plans
Joy Global Pension Plan. Named executive officers who began their employment with us prior to May 1, 2005 participate in the Joy Global Pension Plan, which is a broad-based defined benefit plan qualified under the Internal Revenue Code. Benefit accruals under this plan for salaried and nonbargaining hourly participants were frozen on May 1, 2012. This plan entitles certain employees with at least five years of service, including participating named executive officers, to receive monthly payments equal to a percentage of the employee’s average monthly salary and bonus (including amounts shown as non-equity incentive compensation in the Summary Compensation Table) over the highest 60 consecutive calendar month period during the last 120 consecutive calendar months of service ending April 30, 2012. The monthly accrued benefit is calculated as final average earnings multiplied by a percentage, which is the sum of age based percentages defined by the plan. This result is multiplied by years of benefit service at termination divided by projected years of benefit service at the plan’s normal retirement date. The normal retirement age under the plan is 65.
Joy Global Supplemental Pension Plan. This non-qualified plan is structured to provide our eligible executives (and other employees with eligible compensation exceeding the annual limits on tax-qualified plans) with a retirement benefit equal to what they would have received if the tax-qualified Joy Global Pension Plan did not reflect the annual income limits imposed under U.S. federal tax regulations. This plan has the same requirements regarding eligibility for participation and retirement as the Joy Global Pension Plan, and was similarly frozen on May 1, 2012. As of May 1, 2012, employees who previously participated in the Joy Global Supplemental Pension Plan will receive contributions to the Retirement Savings Plan, as discussed below. To the extent contributions to the Retirement Savings Plan exceed limits for tax-qualified plans, these employees will be permitted to participate in the Nonqualified Deferred Compensation Plan so that the annual compensation limits imposed on tax-qualified plans under the Internal Revenue Code do not reduce the overall retirement plan benefits.

Joy Global Retirement Savings Plan. Prior to May 1, 2012 all non-union employees, including executive officers, hired on or after May 1, 2005 participated in the Retirement Savings Plan. We contributed a fixed amount to each participating employee’s plan account equal to four percent (4%) of the employee’s eligible compensation and a matching amount equal to fifty percent (50%) on the first six percent (6%) of eligible compensation an employee contributes. Employee accounts for company provided fixed contributions made prior to May 1, 2012 become fully vested after three years of service. Employee accounts for company provided matching contributions made prior to May 1, 2012 are immediately fully vested.
Following our freeze of the accrual of benefits under the Joy Global Pension Plan on May 1, 2012, all non-union employees, including executive officers participate in the Joy Global Retirement Saving Plan regardless of their date of hire. We contribute a fixed amount to each participating employee’s plan account equal to five percent (5%) of the employee’s eligible compensation and a matching amount equal to fifty percent (50%) on the first six percent (6%) of eligible compensation an employee contributes. Certain eligible employees, as discussed below, also will be eligible to receive individual replacement contributions. All company provided contributions after May 1, 2012 are immediately vested in full.
Participants in the Joy Global Pension Plan at the time it was frozen, including our named executive officers, will receive, if eligible, individual replacement contributions to the Retirement Savings Plan that are designed to offset the effect of the freeze. Individual replacement contributions will consist of the percentage of each employee’s eligible compensation that, in combination with the five percent (5%) fixed contributions and the employee’s retirement benefit under the Joy Global Pension Plan on May 1, 2012, was projected to provide approximately equivalent value at retirement as his or her benefit under the Joy Global Pension Plan was projected to provide had the accrual of future benefits under such plan not been frozen. This percentage of eligible compensation to be provided as an individual replacement contribution was calculated at the time the accrual of future benefits under the Joy Global Pension Plan was frozen. We are not obligated to continue making individual replacement contributions and these contributions may be reduced or eliminated in the future. Accordingly, the dollar value of an employee’s individual replacement contributions may change from year to year. Individual replacement contributions ranged from 0.0% to 38.3% of eligible compensation, and eligible employees received an average individual replacement contribution of 10.1%. Individual retirement contributions were capped at 25% of eligible pay for our executive officers.
Years of service
The Joy Global Pension Plan does not currently allow us the discretion to grant extra years of credited service to participating employees. Under the Joy Global Supplemental Pension Plan, our general policy is to grant extra years of credited service only where justified by special circumstances. Neither of our named executive officers who participate in the Joy Global Supplemental Pension Plan has been granted extra years of credited service.
Valuation method and material assumptions
Please see Note 14 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended October 31, 2014 for a discussion of the pension obligation valuation method underlying the amounts shown above and all material assumptions applied in quantifying the present value of the current accrued benefit.

Nonqualified Deferred Compensation During Fiscal 2014

Name	Executive contributions in last FY (1)	Registrant contributions in last FY (2)	Aggregate earnings in last FY (3)	Aggregate withdrawals/ distributions	Aggregate balance at last FYE
Mr. Doheny	$145,474	$84,912	$(31,599)	—	$1,150,024
Mr. Sullivan	—	$43,925	$2,539	—	$46,464
Mr. Baker	$20,889	$75,308	$28,040	—	$357,033
Mr. Major	$82,330	$31,930	$23,491	—	$366,543
Mr. Maritz	—	$46,358	$5,430	—	$93,167
Mr. Sutherlin	—	$424,016	$910,109	$12,684,184	—

(1)
The amount reported for Mr. Doheny represents deferred stock units created in Fiscal 2014 in connection with the automatic deferral of restricted stock units upon vesting pursuant to the terms of his Fiscal 2009 restricted stock unit award agreement. The amounts reported for Messrs. Baker and Major represent voluntary deferrals of $20,889 and $82,330, respectively, into the Non-Qualified Deferred Compensation Plan.

(2)
The amounts shown as registrant contributions relate to the respective named executive officer’s participation in the Nonqualified Deferred Compensation Plan described below. Company contributions in the last fiscal year to the Nonqualified Deferred Compensation Plan are reported in the Summary Compensation Table in the All other compensation column.

(3)
Aggregate earnings for Mr. Doheny represent the decrease in the value of his deferred stock units during Fiscal 2014, additional deferred stock units earned in lieu of dividends at a non-preferential rate, and the performance of investments he selected under the Nonqualified Deferred Compensation Plan, described below. The aggregate earnings for Messrs. Sullivan, Baker, Major and Maritz are based on the performance of the investments selected by each executive officer under the Nonqualified Deferred Compensation Plan described below. The value of earnings attributable to deferred stock units paid in lieu of dividends to Messrs. Doheny and Sutherlin are as follows:

Value of Deferred Stock Units awarded in lieu of dividends
Mr. Doheny	$10,770
Mr. Sutherlin	$103,671
Earnings reported in this column are not earned at a preferential rate and accordingly are not reported as Fiscal 2014 compensation in the Summary Compensation Table.
Description of nonqualified deferred compensation arrangements
Prior to May 1, 2012, we maintained a supplemental nonqualified defined contribution retirement plan for certain non-union employees, including executive officers, hired after May 1, 2005. As of May 1, 2012, we maintain the Nonqualified Deferred Compensation Plan for certain non-union employees, including executive officers, regardless of date of hire. The Nonqualified Deferred Compensation Plan provides fixed, matching, and, if applicable, individual replacement contributions based on eligible compensation that exceeds limits on compensation that are set annually by the Internal Revenue Code. Beginning in Fiscal 2013, eligible employees were permitted to defer portions of their compensation on a voluntary basis through the Nonqualified Deferred Compensation Plan, which permits deferral of 1% to 50% of annual base salary and 1% to 100% of annual bonus.
Prior to May 1, 2012, eligible employees received contributions equal to 4% of compensation exceeding limits imposed by the Internal Revenue Code to mimic fixed contributions made on earnings below such limits. As of May 1, 2012, eligible employees receive contributions equal to 8% of compensation exceeding limits imposed by the Internal Revenue Code in order to mimic fixed and matching contributions made on earnings below such limits. If applicable, eligible employees receive individual replacement contributions, as discussed above, based on compensation exceeding limits imposed by the Internal Revenue Code in order to mimic individual replacement contributions made on earnings below such limits.
Amounts earned on an employee’s plan account depend on the investment choice made by the employee, who selects from similar investment options available under the Retirement Savings Plan. As with the Retirement Savings Plan, the employee may change his or her investment choice as often as he or she may choose. The Nonqualified Deferred Compensation Plan provides for varying distribution options, including lump sum or annual installment payments over 5, 10, or 15 years. The payment commencement date varies and occurs either as soon as administratively possible following death or disability or 180 days after separation from service. The payment commencement date is delayed by 5 years if an employee changes his or her initial distribution election. Contributions based on compensation earned prior to May 1, 2012 require five years of service to become vested and contributions based on compensation earned following May 1, 2012 are immediately vested.

Potential Payments Upon Termination or Change-in-Control at Fiscal 2014 Year-End

Name	Death or Disability (1), (2)	Retirement (2), (3)	Involuntary Termination Without Cause (2), (3)	Change of Control (4), (5), (6)
Mr. Doheny
Severance	—	—	—	$6,471,000
Welfare Benefits	—	—	—	$47,084
Outplacement Services	—	—	—	$50,000
Accelerated Equity Value	$2,968,786	$348,235	$348,235	$3,365,776
Total	$2,968,786	$348,235	$348,235	$9,933,860
Mr. Sullivan (7)
Severance	—	—	$546,000	$2,233,000
Welfare Benefits	—	—	—	$42,860
Outplacement Services	—	—	—	$50,000
Accelerated Equity Value	$1,039,969	$118,418	$118,418	$1,395,748
Total	$1,039,969	$118,418	$664,418	$3,721,608
Mr. Baker (8)
Severance	—	—	$2,304,000	$3,616,000
Welfare Benefits	—	—	$16,535	$33,070
Outplacement Services	—	—	$50,000	$50,000
Accelerated Equity Value	$1,921,434	$278,062	$1,921,434	$2,623,869
Total	$1,921,434	$278,062	$4,291,969	$6,322,939
Mr. Major
Severance	—	—	—	$1,778,000
Welfare Benefits	—	—	—	$42,006
Outplacement Services	—	—	—	$50,000
Accelerated Equity Value	$666,243	$90,787	$90,787	$953,603
Total	$666,243	$90,787	$90,787	$2,823,609
Mr. Maritz
Severance	—	—	—	$1,360,600
Welfare Benefits	—	—	—	$28,047
Outplacement Services	—	—	—	$50,000
Accelerated Equity Value	$567,667	$155,259	$155,259	$813,976
Total	$567,667	$155,259	$155,259	$2,252,623
Mr. Sutherlin (9)
Severance	—	$500,000	—	—
Welfare Benefits	—	—	—	—
Outplacement Services	—	—	—	—
Accelerated Equity Value	—	$847,770	—	—
Total	—	$1,347,770	—	—

(1)
In the event of a termination of employment due to death or disability, unvested stock options and restricted stock units are vested in full, and a pro rata number of performance shares may be earned based on actual performance over the performance period.

(2)
Based on performance through Fiscal 2014, performance share awards reported in this table use the actual payout for performance share awards granted in Fiscal 2012, which was 0% of targeted payout, and an assumed payout level of 50% of targeted payout for performance share awards granted in Fiscal 2013 and 25% of targeted payout for performance for performance share awards granted in Fiscal 2014, which represents the payout levels for achievement of threshold performance that were used for purposes of calculating the outstanding value of performance share awards at fiscal year-end on page 45.

(3)
Other than at the discretion of the Human Resources and Nominating Committee exercised at the time of separation, an executive who is involuntarily terminated without cause or who retires will forfeit all unvested stock options and restricted stock units. A pro rata number of performance shares may be earned based on actual performance over the performance period.

(4)	This triggering event requires both a “change of control” and within three years thereafter either a termination by the executive for “good reason” or by the corporation without “cause.”

(5)
In the event of an involuntary termination without cause or a voluntary termination for good reason in connection with a change in control, the accelerated equity value reflects the value that would be received from the vesting of unvested stock options and restricted stock units and the payout of performance shares at the higher of (i) the number earned based on performance as of the date of the change in control, or (ii) the pro rata target number of performance shares, at levels assuming the application of discretion by the Committee to reduce payouts to the levels awarded to employees other than executive officers, as is consistent with its historic practice. Based on performance through Fiscal 2014, performance shares would be earned at the same payout levels assumed in Footnote 2 above with respect to performance share awards granted in Fiscal 2012 and Fiscal 2013, and performance shares granted in Fiscal 2014 would be paid out at the number earned based on performance as of the change of control date.

(6)
Any amounts payable upon a change of control would depend on the individual circumstances of each executive at the time a change of control occurs. The change of control employment agreements for our named executive officers provide for a reduction in payments if the executive would receive a greater net benefit by reducing the amount to a level that would eliminate any federal excise tax. Mr. Baker’s reported “total” potential payments upon a change of control effective at Fiscal 2014 year-end reflects the application of this provision, as discussed in Footnote 8 below. Reported amounts for our other named executive officers do not reflect application of this provision because the named executive officer would not have been subject to federal excise tax or, in the case of Mr. Sullivan, would not have received a greater net benefit as a result of a reduction in payments to eliminate federal excise tax.

(7)	If Mr. Sullivan is terminated without cause, he would receive 12 months of severance pursuant to the terms of his offer of employment.

(8)
For Mr. Baker, the amounts included in involuntary termination without cause reflects the terms of the Senior Executive Retention Agreement that we entered into with Mr. Baker on March 13, 2013, which supplements our standard change of control event to provide for certain payments and benefits in the event Mr. Baker is terminated without “cause” or if Mr. Baker terminates his employment with us for “good reason.” Additional information regarding the Senior Executive Retention Agreement is provided in Change of Control Payments on page 54. The total payment to Mr. Baker upon a change of control effective at Fiscal 2014 year-end has been reduced in order to eliminate the effect of federal excise tax, as discussed in Footnote 6 above. Had a change of control occurred, Mr. Baker would have had discretion to select which individual payments (shown in the table at their full amount) to reduce by an aggregate amount of $632,411 in order to render federal excise tax inapplicable.

(9)
Mr. Sutherlin retired on February 1, 2014 and the amounts reported reflect Mr. Sutherlin's retirement on that date. In connection with his retirement, the Committee awarded Mr. Sutherlin a cash bonus of $500,000 in recognition of his contribution to our executive leadership process. The Committee also determined that (i) restricted stock units previously granted will become non-forfeitable and (ii) unvested stock options previously granted will become vested in full. The Committee’s decision affected 12,424 restricted stock units granted in Fiscal 2010 and Fiscal 2011 and additional restricted stock units accrued in lieu of dividends since the date of the initial grants. The restricted stock units will continue to vest and be settled pursuant to the terms of the award agreement applicable to each grant. The Committee’s decision also affected 10,666 stock options granted in Fiscal 2012 with an exercise price of $89.65 and 25,333 stock options granted in Fiscal 2013 with an exercise price of $56.18. The stock options will be exercisable at any time prior to February 1, 2017.

Triggering Events
Our change of control employment agreements and equity award agreements with our named executive officers define the termination events reflected in the table above as follows:
Change of Control. Any of the following would constitute a change of control under our change of control employment agreements and our equity award agreements:

•
any individual, entity, or group acquires beneficial ownership of 40% or more of either our outstanding shares of Common Stock or the combined voting power of our outstanding voting securities, subject to limited exceptions;

•
a majority of the Board no longer consists of our current directors and other directors whose election or nomination for election by our shareholders was approved by a vote of at least a majority of the current directors and other similarly approved directors;

•	we are party to a business combination transaction, subject to limited exceptions; or

•	our shareholders approve a complete liquidation or dissolution of the corporation.
Good Reason. Any of the following would constitute termination by the executive for good reason under the change of control employment agreements we have with each of our named executive officers:

•	assignment of duties inconsistent with the executive’s current position, authority, duties, or responsibilities;

•	failure to pay the compensation called for by the particular change of control employment agreement or substantially altering employee benefits from those currently provided;

•	requiring relocation to an office at least 35 miles away, to a location other than our principal executive offices, or to travel substantially more on our business;

•	termination other than as permitted in the applicable change of control employment agreement; or

•	our successor’s failure to adhere to the terms of the applicable change of control employment agreement.
Other definitions. For the purposes of the table above, these terms have the following meanings:

•	“Disability” generally refers to a total and permanent incapacity of the executive to perform his or her duties.

•
“Cause” generally refers to: (A) willful and continued failure to perform employment duties in any material respect; (B) willfully engaging in illegal conduct or gross misconduct that materially harms us; or (C) conviction of, or a plea of guilty or no contest to, a felony (other than a traffic-related violation).

Change of Control Payments
Change of Control Employment Agreements. We have entered into change of control employment agreements with each of our named executive officers. The agreements provide that, in the event of a “change of control” (as defined in the agreements and summarized above), termination of the executive’s employment during the three years following the change of control, either by the executive for good reason or by us without cause (as such terms are defined in the agreements and summarized above), we will pay the executive a lump sum equal to two times (three times in the case of the Chief Executive Officer) the sum of the executive’s base salary and annual bonus. In addition, we will provide the executive with outplacement services as well as medical insurance and other welfare benefits for a period of two years (three years in the case of the Chief Executive Officer). We will also pay the executive accrued benefits as of the termination date, including a pro rata bonus, and compensate the executive for any issued stock options, performance shares, or restricted stock unit awards, as described below. The change of control employment agreements also provide that, in the event the aggregate payment would cause a named executive officer to incur an excise tax obligation, we would reduce the aggregate payment to an amount that would result in the executive receiving a greater net benefit, thereby rendering the excise tax obligation inapplicable.
Randal W. Baker Senior Executive Retention Agreement. On March 13, 2013, we entered into a Senior Executive Retention Agreement with Mr. Baker that supplements the standard change of control agreement to provide for certain payments and benefits in the event Mr. Baker is terminated without “cause” or if Mr. Baker terminates his employment with us for “good reason,” as defined above but not requiring a change of control (each being referred to as a “Separation Event”). Upon the occurrence of a Separation Event, and subject to the timely execution of a release of claims against the corporation, Mr. Baker would receive (i) a cash payment equal to two times his annual base salary plus a prorated portion of his targeted annual bonus under the corporation’s annual cash incentive plan and (ii) medical and other welfare benefits and outplacement services for up to one year following the Separation Event. The Senior Executive Retention Agreement also amended equity award agreements between the corporation and Mr. Baker to provide that upon the occurrence of a Separation Event the (i) outstanding stock options covered by such awards would vest and become exercisable for the lesser of the remaining term of the option or 24 months from the termination date, (ii) outstanding restricted stock units covered by such awards would become non-forfeitable and would be settled at the same time the awards would be settled if they had become non-forfeitable due to his retirement, and (iii) performance shares covered by such awards would become non-forfeitable and result in the payment of the target amount of shares at the same time that payment would occur if he had been terminated without cause.
Equity Awards Agreements. We have issued stock options, performance shares, and restricted stock awards pursuant to our 2007 Stock Incentive Plan (together, “Equity Awards”) to our named executive officers. Each of the Equity Awards provides for a payment in the event of a “change in control,” as that term is defined in Section 9(b) of our 2007 Stock Incentive Plan. This definition is substantively identical to the definition of “change of control” in our change of control employment agreements, and the summary above is equally applicable to each term.
Pursuant to the terms of our nonqualified stock option agreements, in the event of a change in control, we will accelerate the vesting of all outstanding stock options and make such options fully exercisable, so that the executive will be eligible to receive the difference between the market price at the time of the change in control and the exercise price per share of Common Stock underlying the option, multiplied by the number of options exercised. Pursuant to the terms of our performance share agreements, in the event of a change in control we will provide a lump sum cash payment equal to the greater of (i) the value of the performance shares earned as of the date of the change in control, or (ii) the value of the pro rata target number of performance shares through the date of the change in control. In the event of a change in control, we will also cash out all outstanding restricted stock awards issued under our restricted stock unit award agreements, irrespective of whether such awards are vested, by providing a cash payment equal to the product of the executive’s outstanding restricted stock awards multiplied by the value of the shares on the date of the change in control.
Each of our equity award agreements, including those for our named executive officers, require that the party to such agreements will: (1) hold in a fiduciary capacity all secret or confidential information, knowledge, or data relating to us or our affiliates that the executive obtains during the course of his or her employment; (2) except on behalf of us or our affiliates, or with the prior written consent of our President or an Executive Vice President, or as otherwise required by law, not use, communicate, divulge or disseminate confidential information at any time during or after his or her employment for so long as such use or disclosure would reasonably be likely to result in competitive harm to us; (3) for a period of 18 months beginning on the executive’s termination date, within the geographic area where we and our affiliates do business, except with the prior written permission of the President or an Executive Vice President, not work for, consult with, or advise directly or indirectly, as an employee, consultant, owner, partner, member, director, or officer, or make passive investments of more than 3% of the equity in, or otherwise engage in business with, specified competitors or any related company engaged in competition with us where the executive’s knowledge of trade secrets or other confidential information would be reasonably likely to place us at a competitive disadvantage; (4) for a period of two years beginning on the executive’s termination date, refrain from employing, soliciting the employment, or inducing for employment, or engagement as an independent contractor, on behalf of any individual or organization any person whom we have employed (other than a personal assistant hired to work directly for the executive) within the preceding three months; and (5) prior to and for a one-year period following the executive’s termination date, not directly or indirectly, disrupt, or attempt to interfere with or disrupt, the business relationship between us or any of our affiliates and any of our or their customers, suppliers, or employees. In the event of a breach of any of the foregoing provisions, the executive’s stock options will expire and the executive will forfeit his or her right to receive performance shares or restricted stock unit awards. In addition, we may be entitled to injunctive or other relief.

Director Compensation
Compensation for our non-employee directors is reviewed annually by the Committee with the assistance of Cook & Co., and set by action of the Board of Directors. The Board’s goal in designing directors’ compensation is to provide a competitive package that will enable it to attract and retain highly skilled individuals with relevant experience and that reflects the time and talent required to serve on the board of a complex, multinational corporation.
Directors who are not employees receive an annual retainer fee of $85,000, as well as a fee of $1,500 for each Board and Board committee meeting attended. If the Chairman of the Board is not an employee of ours, he receives an additional annual retainer of $120,000. The chairs of the Audit Committee and Human Resources and Nominating Committee receive additional annual retainer fees of $15,000 and $12,500, respectively. The Lead Independent Director receives an annual retainer fee of $30,000.
In addition, as of the date of the annual meeting, each non-employee director receives a grant of restricted stock units awarded under our 2007 Stock Incentive Plan. In Fiscal 2014, the number of restricted stock units granted to each non-employee director was equal to $120,000 divided by the then current market price of our Common Stock. Restricted stock units granted in Fiscal 2014 to directors holding at least 10,000 shares of our Common Stock (including vested restricted stock units) will vest and become non-forfeitable one year after their grant and will be paid out on such date, unless the director elected to defer settlement of such units. Restricted stock units granted in Fiscal 2014 to directors owning fewer than 10,000 shares (including vested restricted stock units) will vest and become non-forfeitable one year after their grant date and will be paid out one year after the director’s duties on the Board terminate. Vesting of restricted stock units will be accelerated in the event a director’s service on the Board terminates by reason of the director’s death or disability or due to a change in control, and restricted stock units subject to acceleration in this manner will be settled as soon as practicable (but no more than 30 days) after such event. Restricted stock units granted to directors prior to Fiscal 2010 became non-forfeitable one year after their grant and will be paid out one year after the director’s duties on the Board terminate. Directors who are our employees earned no additional remuneration for their service as directors. Our Corporate Governance Principles encourage directors to own shares of our Common Stock having a market value equal to at least three times their annual cash retainer. The terms of the restricted stock units granted annually to non-employee directors effectively require each non-employee director to hold an equity interest (either in shares of Common Stock or vested restricted stock units) in excess of this amount.

The following table summarizes the compensation of our non-employee directors during Fiscal 2014.
Non-Employee Director Compensation for Fiscal 2014

Name	Fees earned or paid in cash	Stock awards (1)(2)	Option awards (2)	All other compensation (3)	Total

Steven L. Gerard	$132,500	$120,000	—	—	$252,500
Mark J. Gliebe	$34,750	$120,000	—	—	$154,750
John T. Gremp	$107,500	$120,000	—	—	$227,500
John N. Hanson	$215,000	$120,000	—	$67,500	$402,500
Gale E. Klappa	$124,000	$120,000	—	—	$244,000
Richard B. Loynd	$121,500	$120,000	—	—	$241,500
P. Eric Siegert	$110,500	$120,000	—	—	$230,500
James H. Tate	$112,000	$120,000	—	—	$232,000

(1)
The amounts shown in the Stock awards column represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. For each director except Mr. Gliebe, the grant date fair value of the restricted stock unit award granted on March 4, 2014, the day of our 2014 annual meeting, was $120,000. Mr. Gliebe was elected to the board on May 13, 2014 and received an award of restricted stock units on June 3, 2014, the grant date fair value of which was $120,000.

(2)	Our non-employee directors serving during Fiscal 2014 had the following aggregate number of stock awards and option awards, respectively, outstanding at fiscal year-end:

Name	Stock awards	Option awards

Mr. Gerard	34,216	—
Mr. Gliebe	2,083	—
Mr. Gremp	4,724	—
Mr. Hanson	37,042	—
Mr. Klappa	14,247	—
Mr. Loynd	34,216	—
Mr. Siegert	35,628	—
Mr. Tate	34,216	—

(3)	The amount in this column for Mr. Hanson represents the dollar value of a life insurance premium we paid for a policy Mr. Hanson received when he was Chief Executive Officer.

Human Resources and Nominating Committee Report
As detailed in its charter, the Human Resources and Nominating Committee of the Board of Directors oversees Joy Global’s compensation program on behalf of the Board. In the performance of its oversight function, the Committee, among other things, has reviewed and discussed with management the Compensation Discussion and Analysis set forth in this proxy statement.
Based upon the review and discussions referred to above, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and be incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended October 31, 2014.

Respectfully,

Richard B. Loynd (Chair)
Steven L. Gerard
John T. Gremp

Equity Compensation Plan Information
The following table summarizes information about our equity compensation plans as of the end of Fiscal 2014. We have no securities to be issued or available for future issuance under equity compensation plans not approved by security holders. All outstanding awards relate to Common Stock.

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants, and rights	(b) Weighted-average exercise price of outstanding options, warrants, and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by security holders (1)	2,650,450	$59.34	4,997,231 (2)

(1)
Our 2003 Stock Incentive Plan was approved by shareholders at the 2003 annual meeting. Our 2007 Stock Incentive Plan was approved by shareholders at the 2007 annual meeting. The maximum number of shares of Common Stock that may be delivered under the 2007 Stock Incentive Plan is determined on the basis of a formula equal to the sum of the following: (a) 10,000,000; (b) the number of shares of Common Stock that we repurchase with stock option exercise proceeds after February 22, 2007 (the “Effective Time”); (c) the number of shares of Common Stock underlying any stock incentive award that is exercised or settled for cash, forfeited, or terminates, expires, or lapses without being exercised after the Effective Time; (d) the number of shares of Common Stock delivered to us by an optionee in satisfaction of the exercise price of any stock option after the Effective Time; and (e) the number of shares of Common Stock not delivered to a participant because such shares are used to satisfy an applicable tax withholding obligation after the Effective Time.

(2)
Includes 680,705 shares of Common Stock, which is the maximum number of shares that may be issued under performance share awards granted in Fiscal 2012, Fiscal 2013, and Fiscal 2014; 14,439 shares of Common Stock deliverable under restricted stock unit awards granted prior to Fiscal 2014 (including shares deliverable upon settlement of deferred stock units resulting from the deferral of restricted stock unit award payouts); and 1,180,319 shares of Common Stock that may be issued under outstanding restricted stock unit awards.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table lists the beneficial ownership of Common Stock as of January 23, 2015, by any person who beneficially owns more than 5% of our Common Stock, each of the persons nominated for election as directors, each of the executive officers named in the Summary Compensation Table, and our executive officers and directors as a group. Beneficial ownership of these shares consists of sole voting power and sole investment power, except as noted below. In addition to beneficial ownership of shares set forth in this table, each of our named executive officers and non-employee directors owns restricted stock units as set forth in the stock awards columns of the Outstanding Equity Awards at Fiscal Year-End 2014 table on page 45 and in the stock awards column of footnote 2 to the Director Compensation table on page 58, respectively. Percentage ownership calculations are based on 97,371,112 shares of Common Stock outstanding as of January 23, 2015.

Name and Address of Beneficial Owner	Shares Owned(1)	Percent of Class

5% Shareholders:
Barrow, Hanley, Mewhinney & Strauss LLC	7,462,408 (2)	7.7%
2200 Ross Avenue, 31st Floor
Dallas, Texas 75201

The Vanguard Group, Inc.	7,057,970 (3)	7.2%
100 Vanguard Boulevard
Malvern, Pennsylvania 19355

Manning & Napier Advisors LLC	5,914,528 (4)	6.1%
290 Woodcliff Drive
Fairport, New York 14450

State Street Corporation	5,757,518 (5)	5.9%
One Lincoln Street
Boston, Massachusetts 02111

BlackRock Inc.	5,376,871 (6)	5.5%
40 East 52nd Street
New York, New York 10022

T. Rowe Price & Associates, Inc.	5,200,079 (7)	5.3%
100 East Pratt Street
Baltimore, Maryland 21202

Named Executive Officers and Directors:
Edward L. Doheny II	170,677	*
James M. Sullivan	28,975	*
Randal W. Baker	97,215	*
Sean D. Major	48,117 (8)	*
Johannes S. Maritz	28,421	*
Michael W. Sutherlin	238,622	*

Steven L. Gerard	10,893	*
Mark J. Gliebe	—	—
John T. Gremp	—	—
John Nils Hanson	208,991 (9)	*
Gale E. Klappa	—	—
Richard B. Loynd	12,898	*
P. Eric Siegert	3,345	*
James H. Tate	7,859	*
All executive officers and directors as a group (14 persons)	856,013	*

*	Less than 1%

(1)
The beneficial ownership information presented in this proxy statement is based on information furnished by the specified persons and is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Accordingly, the number of shares reflected in this column includes (i) shares of Common Stock issuable upon the exercise of stock options that are exercisable within 60 days of January 23, 2015, and (ii) shares to be received upon the vesting of restricted stock units within 60 days of January 23, 2015. This information is not necessarily to be construed as an admission of beneficial ownership for other purposes.

Except as noted below, none of the shares shown as owned by directors or executive officers have been pledged as collateral.
Named executive officers and directors also hold restricted stock units that are not included in the beneficial ownership table because vesting will not occur within 60 days of January 23, 2015. The amounts of restricted stock units held by named executive officers and directors are described elsewhere in this proxy statement.
The amounts above include the following number of shares such person or group may acquire upon (1) exercise of stock options exercisable within 60 days of January 23, 2015, (2) shares such person or group has a right to acquire upon settlement of deferred stock units, and (3) shares to be distributed to such person or group upon settlement of restricted stock units within 60 days of January 23, 2015:

Name	Number of shares
Mr. Doheny	126,635
Mr. Sullivan	27,934
Mr. Baker	82,200
Mr. Major	27,501
Mr. Maritz	20,266
Mr. Sutherlin	212,000
Mr. Gerard	2,200
Mr. Hanson	2,200
Mr. Loynd	2,200
Mr. Tate	2,200
All executive officers and directors as a group	505,336

(2)
Based solely on a Schedule 13F filed with the SEC, Barrow, Hanley, Mewhinney & Strauss LLC, as of September 30, 2014, owned 7,462,408 shares of Common Stock. Barrow, Hanley, Mewhinney & Strauss LLC had sole voting power over 1,983,562 shares of Common Stock.

(3)
Based solely on a Schedule 13F filed with the SEC, The Vanguard Group, Inc., as of September 30, 2014, owned 7,057,970 shares of Common Stock. The Vanguard Group, Inc. had sole voting power over 161,977 shares of Common Stock.

(4)
Amount and nature of ownership listed is based solely upon information contained in a Schedule 13G filed with the SEC by Manning & Napier Advisors LLC on January 16, 2015. As of December 31, 2014, Manning & Napier Advisors LLC had sole voting power over 4,873,878 shares of Common Stock and also had sole dispositive power over 5,914,528 shares of Common Stock.

(5)
Based solely on a Schedule 13F filed with the SEC, State Street Corporation and various affiliated entities, as of September 30, 2014, owned 5,757,518 shares of Common Stock. State Street Corporation had sole voting power over all shares.

(6)
Amount and nature of ownership listed is based solely upon information contained in a Schedule 13G filed with the SEC by BlackRock, Inc. and various affiliated entities on February 4, 2014. As of December 31, 2013, BlackRock, Inc. and various affiliated entities had sole voting power over 4,412,200 shares of Common Stock; sole dispositive power over 5,355,031 shares of Common Stock; and both shared voting and dispositive power over 21,840 shares of Common Stock.

(7)
Based solely on a Schedule 13F filed with the SEC, T. Rowe Price Associates, Inc., as of September 30, 2014, owned 5,200,079 shares of Common Stock. T. Rowe Price Associates, Inc. had sole voting power over all shares.

(8)	Includes 6,190 shares of Common Stock pledged in a margin account.

(9)
Includes 30,000 shares of Common Stock from the Hanson Family Foundation of which Mr. Hanson is a trustee, as well as 80,133 shares of Common Stock transferred to the following grantor retained annuity trusts of which Mr. Hanson is the Grantor: 1,533 shares to Avon 4-2011 Trust; 7,866 shares to Avon 6-2011 Trust; 10,875 shares to Avon 8-2011 Trust; 12,560 shares to Avon 10-2011 Trust; 8,464 shares to Avon 4-2012; 11,660 shares to Avon 6-2012; 13,168 shares to Avon 8-2012; and 14,007 shares to Avon 10-2012.

Related Party Transactions
Pursuant to our bylaws, we indemnify our officers and directors in the event claims are made against them arising out of their service as an officer or director. In addition, we have entered into indemnification agreements with each of our officers and directors requiring us to indemnify them against claims made against them arising out of their service as an officer or director. Other than these indemnification arrangements, which the Board believes are consistent with the practice of public companies of our size, there were no other relationships or related transactions during Fiscal 2014 involving any director or executive officer (or any members of their immediate families) to which we or any of our subsidiaries were a party that must be disclosed under SEC rules.
Our Worldwide Business Conduct Policy prohibits the following conflict of interest situations, unless approved in accordance with our Related Person Transactions Policy, as described below, or by the Chief Executive Officer with respect to those situations involving employees who are not executive officers or “Related Persons,” as defined in the Related Person Transactions Policy:

•	any ownership interest in any customer, supplier, or competitor, other than a nominal amount of stock in a publicly traded company;

•	any consulting or employment relationship with any customer, supplier, or competitor;

•	service on the board of directors of any customer, supplier, or competitor;

•	any outside business activity which competes with any of our businesses or that interferes with the director, officer, or employee’s duties and responsibilities;

•	supervising, reviewing, or having influence over the job evaluation, pay, or benefits of any close relative;

•	taking advantage of a corporate opportunity discovered in the course of employment with us;

•	selling anything to us or buying anything from us; and

•	using corporate assets for other business or personal endeavors.
Our Related Person Transactions Policy establishes procedures for the review and approval or ratification of all related person transactions, as defined by SEC rules. The Related Person Transactions Policy requires the material facts of any proposed related person transaction to be submitted to the Chairman of the Audit Committee of the Board of Directors as soon as it is practicable to do so. The Chairman of the Audit Committee shall then determine whether, based on the facts of the transaction, the question will be submitted to the full Audit Committee for further consideration. The Audit Committee will approve related person transactions only when it determines that the transaction in question is not inconsistent with our best interests.
The Worldwide Business Conduct Policy and the Related Person Transactions Policy are posted on our website: www.joyglobal.com.

AUDIT COMMITTEE REPORT
The Audit Committee has presented the following report for inclusion in this proxy statement.
The Audit Committee operates under a written charter that is available on our website, www.joyglobal.com. The Audit Committee’s specific responsibilities are summarized under “Corporate Governance - Audit Committee and Audit Committee Financial Expert.”
Management, the independent registered public accounting firm (“Independent Auditor”) and the Audit Committee each have different roles and responsibilities with respect to our financial statements and internal control over financial reporting. Management is responsible for the preparation, presentation and integrity of our consolidated financial statements, accounting and financial reporting principles, internal control over financial reporting and disclosure controls, and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. Management is also responsible for objectively reviewing and evaluating the adequacy, effectiveness, and quality of our system of internal control. Our Independent Auditor, Ernst & Young LLP, is responsible for performing an independent audit of our consolidated financial statements and for expressing an opinion, based on the results of their audit, whether the consolidated financial statements are fairly presented in all material respects, in conformity with accounting principles generally accepted in the United States. In addition, the Independent Auditor is also responsible for expressing opinions on management’s assessment of the effectiveness of our internal control over financial reporting and on the effectiveness of our internal control over financial reporting. The Audit Committee is responsible for overseeing the conduct of these activities and appointing our Independent Auditor. The Committee relies on the expertise and knowledge of management, the internal auditors, and the Independent Auditor in carrying out its oversight responsibilities, including with respect to information provided and representations made to it by management and on the report on our consolidated financial statements that it receives from our Independent Auditor.
In performing its responsibilities in Fiscal 2014, the Audit Committee met with the Independent Auditor nine times and met with management nine times.
Management represented to the Committee that our financial statements were prepared in accordance with generally accepted accounting principles. The Committee has reviewed and discussed the financial statements with management and the Independent Auditor. The Committee discussed with the Independent Auditor the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard AU Section 380 (Communication with Audit Committees). This review included a discussion of the quality of the corporation’s accounting principles, the selection of and modification to significant accounting policies, the reasonableness of estimates, and the disclosures in the corporation’s financial statements and the notes thereto.
The Committee has received the written disclosures and the letter from the Independent Auditor required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence) and the Committee discussed with the Independent Auditor that firm’s independence. These disclosures and discussion informed the Committee of any relationships between Ernst & Young or any of its affiliates and the corporation or any persons in financial reporting oversight roles for the corporation in order to assist the Committee in evaluating Ernst & Young’s independence.

Based upon the Committee’s discussions with management and the Independent Auditor and the Committee’s review of the audited financial statements and the representations of management and the report of the Independent Auditor to the Committee, the Committee recommended to the Board of

Directors that the audited financial statements be included in the corporation’s Annual Report on Form 10-K for the fiscal year ended October 31, 2014.

Respectfully,

Gale E. Klappa (Chair)
P. Eric Siegert
James H. Tate

AUDITORS, AUDIT FEES, AND AUDITOR INDEPENDENCE
Ernst & Young LLP served as our Independent Auditor for Fiscal 2014. A representative of Ernst & Young is expected to be present at the 2015 annual meeting and will be given the opportunity to make a statement and answer questions that may be asked by shareholders.
Audit Fees
Ernst & Young LLP billed us a total of $3,076,658 in fees for professional services rendered for the audit of our annual financial statements for Fiscal 2014, the audit of management’s assessment of our internal control over financial reporting, and the reviews of the financial statements included in our quarterly reports on Form 10-Q for Fiscal 2014. These fees are for services that are normally provided by Ernst & Young in connection with statutory and regulatory filings or engagements including the annual consolidated audit, foreign statutory audits, consents, and accounting consultation for matters that were addressed during the audit work. Fees billed in this category for Fiscal 2013 totaled $3,201,250.
Audit-Related Fees
Ernst & Young LLP did not bill us for audit-related fees and services in either Fiscal 2014 or Fiscal 2013. These fees are for assurance and related services provided by Ernst & Young that are reasonably related to the performance of the audit, including due diligence consultations, accounting consultations not specifically linked to audit work, and fees for access to electronic accounting research.
Tax Fees
Ernst & Young LLP billed us a total of $322,792 in tax fees in Fiscal 2014. These fees are for tax compliance, tax advice, and tax planning provided by Ernst & Young that are related to various federal, state, and international issues and entity restructuring. Fees billed in this category for Fiscal 2013 totaled $517,457.
All Other Fees
Ernst & Young LLP did not bill us for fees in the “All Other Fees” category in either Fiscal 2014 or Fiscal 2013.
Audit Committee Pre-approval Policies and Procedures
The Audit Committee has established a policy to pre-approve the audit and non-audit services performed by the Independent Auditor in order to assure that the provision of such services does not impair the auditor’s independence. Based on information presented to the Audit Committee by Ernst & Young and our management, the Audit Committee has pre-approved defined audit, audit-related, tax, and other services for Fiscal 2014 up to specified cost levels. Any proposed services exceeding pre-approved cost levels require specific pre-approval by the Audit Committee. The policy requires the Independent Auditor to provide detailed back-up documentation regarding the specific services to be provided. The policy also prohibits the Independent Auditor from providing services that are prohibited under the Sarbanes-Oxley Act of 2002.
Although Rule 2-01(c)(7)(i)(C) of Regulation S-X permits the Audit Committee to waive its pre-approval requirement under certain circumstances, the Audit Committee did not rely on that rule in approving any fees reported under the headings Audit-Related Fees, Tax Fees, and All Other Fees.

OTHER INFORMATION
Additional Matters
The Board of Directors is not aware of any other matters that will be presented for action at the 2015 annual meeting. Should any additional matters properly come before the meeting, the persons named in the enclosed proxy will vote on those matters in accordance with their best judgment.
Submission of Shareholder Proposals
Shareholder proposals for the 2016 annual meeting must be received no later than October 5, 2015, at our principal executive offices, located at 100 E. Wisconsin Avenue, Suite 2780, Milwaukee, Wisconsin 53202, directed to the attention of the Secretary, in order to be considered for inclusion in next year’s annual meeting proxy materials under Exchange Act Rule 14a-8. Under our bylaws, we must receive written notice of shareholder proposals for the 2016 annual meeting that are not intended to be considered for inclusion in next year’s annual meeting proxy materials (shareholder proposals submitted outside the process of Rule 14a-8 under the Exchange Act) at such offices, directed to the attention of the Secretary, not less than 90 nor more than 120 days before the first anniversary of this year’s meeting and the notice must contain the information specified in our bylaws. If the 2015 annual meeting concludes as scheduled on March 10, 2015, such materials must be submitted no earlier than November 10, 2015, nor later than December 10, 2015.
Cost of Proxy Solicitation
We will pay the cost of preparing, printing, and mailing proxy materials as well as the cost of soliciting proxies on behalf of the Board. In addition to using mail services, officers and other employees may solicit proxies in person and by telephone, e-mail, or facsimile transmission without receiving additional remuneration. We may retain a professional proxy solicitation firm, and pay such firm its customary fees, to solicit proxies from direct holders and from banks, brokers, and other nominees having shares registered in their names that are beneficially owned by others.
Section 16(a) Beneficial Ownership Reporting Compliance
Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to us during the last fiscal year and Forms 5 and amendments thereto furnished to us with respect to the last fiscal year or written representations that no reports were required, we are not aware that any director, officer, or beneficial owner of more than 10% of our Common Stock failed during the last year to file a report required by Section 16(a) of the Exchange Act on a timely basis.

Annual Report on Form 10-K
A copy (without exhibits) of our Annual Report on Form 10-K for the fiscal year ended October 31, 2014 is provided along with this proxy statement. We will provide an additional copy of such Annual Report to any shareholder, without charge, upon written request of such shareholder. Such requests should be addressed to the attention of Shareholder Relations at Joy Global Inc., 100 E. Wisconsin Avenue, Suite 2780, Milwaukee, Wisconsin 53202.
By order of the Board of Directors.
SEAN D. MAJOR
Executive Vice President, General Counsel and Secretary
February 2, 2015

Directions to the Joy Global Inc. 2015 Annual Meeting of Shareholders
100 E. Wisconsin Avenue
2nd Floor Conference Room
Milwaukee, Wisconsin 53202
From the North:
I-43 South to Exit 73C, 11th and Highland
Continue south on 11th Street to W. Wells Street/Highway 18
East on W. Wells Street/Highway 18 to N. Water Street
Turn right on N. Water Street and continue to 100 E. Wisconsin Avenue
From the West:
I-94 East to Exit 1H, St. Paul Avenue/James Lovell Street
North on James Lovell Street to W. Michigan Street
Turn right on W. Michigan Street to N. Water Street
Turn left on N. Water Street and continue to 100 E. Wisconsin Avenue
From the South:
I-94/I-43 North to Exit 310C Lakefront/794E
Follow to Exit 1D Plankinton Avenue
Exit onto N. Plankinton Avenue
Turn right on W. Michigan Street to N. Water Street
Turn left on N. Water Street and continue to 100 E. Wisconsin Avenue

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report on Form 10-K are available at http://investors.joyglobal.com/financials.cfm.

M80941-P58099

JOY GLOBAL INC.
Annual Meeting of Shareholders
March 10, 2015 7:30 AM
This proxy is solicited on behalf of the Board of Directors

The undersigned, having received the Company's Notice of Annual Meeting and proxy statement dated February 2, 2015, and Annual Report on Form 10-K for the year ended October 31, 2014, hereby appoints EDWARD L. DOHENY II and SEAN D. MAJOR, and each of them, as proxies of the undersigned, with full power of substitution, to attend the annual meeting of shareholders of the Company to be held on Tuesday, March 10, 2015, at 7:30 a.m., at 100 E. Wisconsin Avenue, 2nd Floor Conference Room, Milwaukee, Wisconsin, and any postponements or adjournments thereof, and to vote all shares of common stock of the Company that the undersigned would be entitled to vote if personally present at such meeting, as indicated on the reverse side of this card and, in their discretion, upon such other matters as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner you have directed. If no such direction is made, this proxy will be voted FOR all nominees listed in Item 1 and FOR Items 2 and 3. Other matters that may properly come before the meeting (or adjournments thereof) will be voted in the discretion of the proxies.

Continued and to be signed on reverse side

JOY GLOBAL INC.
100 E. WISCONSIN AVENUE, STE 2780
MILWAUKEE, WI 53202
ATTN: ROBBIN KRUEGER

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M80940-P58099 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

JOY GLOBAL INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of the following nine nominees for membership on the corporation's Board of Directors.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Edward L. Doheny II
02) Steven L. Gerard
03) Mark J. Gliebe
04) John T. Gremp
05) John Nils Hanson
06) Gale E. Klappa
07) Richard B. Loynd
08) P. Eric Siegert
09) James H. Tate

The Board of Directors recommends you vote FOR proposals 2 and 3.

	For	Against	Abstain
2. Ratification of the appointment of Ernst & Young LLP as the corporation's independent registered public accounting firm for Fiscal 2015.	☐	☐	☐
3. Advisory vote on the compensation of the corporation's named executive officers.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date